                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC  20549

                                     __________

                                     FORM 8-K/A

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                     __________


Date of report (Date of earliest event reported)    APRIL 1, 1998
                                                    --------------------------

                          ZENITH NATIONAL INSURANCE CORP.
------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)


DELAWARE                               1-9627                  95-2702776
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(State or Other Jurisdiction         (Commission             (IRS Employer
     of Incorporation)                File Number)         Identification No.)



21255 CALIFA STREET, WOODLAND HILLS, CALIFORNIA                      91367-5021
-------------------------------------------------------------------------------
          (Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code  (818) 713-1000
                                                    --------------------------


------------------------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

On April 16, 1998, the undersigned Registrant filed a Form 8-K dated April 1, 1998. Registrant hereby amends such Form 8-K to provide clarification and update
Item 2 and provide information under Item 7(a) and 7(b).

The Registrant cautions the reader of the Financial Statements of the Business Acquired and the unaudited PRO FORMA Financial Statements, as follows:

     RISCORP, INC.'S CONSOLIDATED FINANCIAL STATEMENTS. The Consolidated Financial Statements of RISCORP, Inc. that are set out herein were prepared by RISCORP, Inc., and audited by its independent accountants, KPMG Peat Marwick LLP. They represent historical financial information for RISCORP, Inc. and its consolidated subsidiaries. The Registrant specifically disclaims any responsibility for the accuracy or completeness of RISCORP, Inc.'s Consolidated Financial Statements.

     The Consolidated Financial Statements of RISCORP are included in order to comply with the Rules and Regulations under the Securities Exchange Act of 1934, as amended. Under the Asset Purchase Agreement, certain assets and liabilities shown in the Consolidated Financial Statements of RISCORP, Inc. were not, or will not be, included in the acquired assets and liabilities. As a consequence, the Consolidated Financial Statements of RISCORP may differ materially from the assets and liabilities acquired by Zenith Insurance. At the closing, effective April 1, 1998, Zenith Insurance paid the minimum purchase price of $35 million in cash and assumed and repaid $15 million of indebtedness of RISCORP, Inc. The final purchase price will be determined by an audit and a dispute resolution process, and cannot be determined at this time.
     Consequently, the results of operations and the related assets and liabilities acquired may be materially different from that reported in RISCORP, Inc.'s Consolidated Financial Statements.

     UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AND UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS. The unaudited pro forma combined condensed balance sheet estimates the pro forma combined condensed effect of the acquisition as if the acquisition and the transactions contemplated in the Asset Purchase Agreement had been consummated on December 31, 1997. The unaudited pro forma combined condensed statement of operations estimates the effect of the acquisition as if such acquisition had occurred on January 1, 1997. The pro forma data may not be indicative of the results of operations and financial position of the Registrant, as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. The information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Registrant previously filed in its Form 10-K for the year ended December 31, 1997, the Proxy Statement of RISCORP, Inc. dated March 3, 1998 and the historical consolidated financial statements and accompanying notes of RISCORP, Inc. for the year ended December 31, 1997 contained herein. The pro forma balance sheet and income statement includes historical information derived from RISCORP, Inc.'s Consolidated Financial Statements and to such extent is subject to the disclaimers and qualifications described above. Since the pro forma combined condensed statement of operations reflects results of operations for the year ended December 31, 1997, it does not reflect results of operations for the more recent periods. Financial information included in the Form 10-Q of RISCORP, Inc. for the first quarter of 1998 indicates that RISCORP, Inc. experienced a net loss for the first quarter of 1998.

     FORWARD-LOOKING INFORMATION. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items. Statements containing words such as EXPECT, ANTICIPATE, BELIEVE, or similar words that are used in Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations, in other parts of Zenith's Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1997, in other parts of Zenith's 1997 Annual Report to Stockholders or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements. Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include but are not limited to the following: (1) heightened competition, particularly intense price competition; (2) adverse state and federal legislation and regulations; (3) changes in interest rates causing a reduction of investment income; (4) general economic and business conditions which are less favorable than expected; (5) unanticipated changes in industry trends; (6) adequacy of loss reserves; (7) catastrophic events or the occurrence of a significant number of storms and wind and hail losses; (8) ability to timely and accurately complete the Year 2000 conversion process; (9) impact of any failure of third parties with whom Zenith does business to be Year 2000 compliant; (10) uncertainties with respect to the RISCORP acquisition, including the ability to integrate the businesses of RISCORP and (11) other risks detailed herein and from time to time in Zenith's other reports and filings with the Securities and Exchange Commission.

     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Effective April 1, 1998, Zenith Insurance Company, a wholly owned subsidiary of the Registrant ("Zenith Insurance"), closed its previously announced transaction with RISCORP, Inc. and certain of its subsidiaries (collectively, "RISCORP"), pursuant to which Zenith Insurance has acquired substantially all of the assets and assumed certain liabilities of RISCORP related to its workers' compensation business, including RISCORP's existing in-force insurance business. Zenith Insurance also acquired RISCORP's "First Call (sm)" managed care workers' compensation system. RISCORP has agreed not to engage in the workers' compensation or managed care businesses. The assets acquired by Zenith Insurance consist of investments, receivables, reinsurance recoverables, property, plant and equipment, office leases, certain trade names and other assets. Real estate acquired by Zenith Insurance was previously used by RISCORP for its workers' compensation operations and will be used by Zenith Insurance for its southeast workers' compensation operations.

     The final purchase price will be the difference between the book value of the assets purchased and the book value of the liabilities assumed by Zenith Insurance as of April 1, 1998, each determined in accordance with United States generally accepted accounting principles and actuarial principles consistently applied. The final purchase price is subject to audit and a dispute resolution process, and cannot be determined at this time. At the closing, Zenith Insurance paid the minimum purchase price of $35 million in cash and assumed and repaid $15 million of indebtedness of RISCORP, Inc. Zenith Insurance will pay any additional purchase price from internal funds. Nevertheless, the Registrant anticipates that it may, in the second or third quarter of 1998, issue debt or other securities, the net proceeds of which may be contributed to Zenith Insurance to strengthen its capital.

     On June 9, 1998, pursuant to the provisions of the Asset Purchase Agreement between Zenith Insurance and RISCORP, Zenith Insurance received a Proposed Business Balance Sheet as of April 1, 1998, indicating that RISCORP's determination of the final purchase price is approximately $141 million. This balance sheet is currently being reviewed by Zenith Insurance. As a result of the dispute resolution process described above, the final purchase price may materially differ from $141 million proposed by RISCORP.

     As part of the closing, Zenith Insurance entered into Assumption and Indemnity Reinsurance Agreements with each of the three insurance subsidiaries of RISCORP, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following Consolidated Financial Statements of RISCORP, Inc., together with the independent auditors' report thereon, are included herein:

     (i)   Consolidated Balance Sheets as of December 31, 1997 and 1996......F-3
     (ii)  Consolidated  Statements of Income for the years ended
           December 31, 1997, 1996 and 1995..................................F-5
     (iii) Consolidated Statements of Changes in Shareholders' Equity for
           the years ended December 31, 1995, 1996 and 1997..................F-6
     (iv)  Consolidated Statements of Cash Flows for the years ended
           December 31, 1997, 1996 and 1995..................................F-7

(b) PRO FORMA FINANCIAL INFORMATION. The Unaudited PRO FORMA combined condensed balance sheet for Zenith National Insurance Corp. as of
     December 31, 1997 and unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997 and accompanying notes are included herein.......................................................F-45


(c)  EXHIBITS

     Number    Exhibit
     ------    -------
     10.1      Asset Purchase Agreement, dated as of June 17, 1997, by and among
               Zenith Insurance Company and RISCORP, Inc., RISCORP Management
               Services, Inc., RISCORP of Illinois, Inc., Independent
               Association Administrators Incorporated, RISCORP Insurance
               Services, Inc., RISCORP Managed Care Services, Inc., CompSource,
               Inc.,  RISCORP Real Estate Holdings, Inc., RISCORP Acquisition,
               Inc., RISCORP West, Inc., RISCORP of Florida, Inc., RISCORP
               Insurance Company, RISCORP Property & Casualty Insurance Company,
               RISCORP National Insurance Company, RISCORP Services, Inc.,
               RISCORP Staffing Solutions Holding, Inc., RISCORP Staffing
               Solutions, Inc. I and RISCORP Staffing Solutions, Inc. II.
               (Incorporated herein by reference to Exhibit 10.1 to Zenith's
               Current Report on Form 8-K dated June 17, 1997.)

     Number    Exhibit
     ------    -------
     10.2      First Amendment, entered into June 26, 1997, to the
               Asset Purchase Agreement dated as of June 17, 1997, by and among Zenith Insurance Company and RISCORP, Inc., RISCORP
               Management Services, Inc., RISCORP of Illinois, Inc.,
               Independent Association Administrators Incorporated, RISCORP
               Insurance Services, Inc., RISCORP Managed Care Services,
               Inc., CompSource, Inc.,  RISCORP Real Estate Holdings, Inc.,
               RISCORP Acquisition, Inc., RISCORP West, Inc., RISCORP of
               Florida, Inc., RISCORP Insurance Company, RISCORP Property &
               Casualty Insurance Company, RISCORP National Insurance
               Company, RISCORP Services, Inc., RISCORP Staffing Solutions
               Holding, Inc., RISCORP Staffing Solutions, Inc. I and
               RISCORP Staffing Solutions, Inc. II. (Incorporated herein by reference to Exhibit 10.2 to Zenith's Current Report on Form
               8-K dated April 1, 1998.)


     10.3      Second Amendment, entered into July 11, 1997, to the
               Asset Purchase Agreement dated as of June 17, 1997, by and among Zenith Insurance Company and RISCORP, Inc., RISCORP Management Services, Inc., RISCORP of Illinois, Inc., Independent Association Administrators Incorporated, RISCORP Insurance Services, Inc., RISCORP Managed Care Services, Inc., CompSource, Inc., RISCORP Real Estate Holdings, Inc., RISCORP Acquisition, Inc., RISCORP West, Inc., RISCORP of Florida, Inc., RISCORP Insurance Company, RISCORP Property & Casualty Insurance Company, RISCORP National Insurance Company, RISCORP Services, Inc., RISCORP Staffing Solutions Holding, Inc., RISCORP Staffing Solutions, Inc. I and RISCORP Staffing Solutions, Inc. II. (Incorporated herein by reference to Exhibit 10.3 to Zenith's Current Report on Form 8-K dated April 1, 1998.)

     Number    Exhibit
     ------    -------
     10.4      Amendment No. 3 entered into March 30, 1998, to the
               Asset Purchase Agreement dated as of June 17, 1997, by and among Zenith Insurance Company and RISCORP, Inc., RISCORP
               Management Services, Inc., 1390 Main Street Services, Inc.,
               RISCORP of Illinois, Inc., Independent Association
               Administrators Incorporated, RISCORP Insurance Services,
               Inc., RISCORP Managed Care Services, Inc., CompSource, Inc.,
               RISCORP Real Estate Holdings, Inc., RISCORP Acquisition,
               Inc., RISCORP West, Inc., RISCORP of Florida, Inc., RISCORP
               Insurance Company, RISCORP Property & Casualty Insurance
               Company, RISCORP National Insurance Company, RISCORP
               Services, Inc., RISCORP Staffing Solutions Holding Company,
               RISCORP Staffing Solutions, Inc. I and RISCORP Staffing
               Solutions, Inc. II. (Incorporated herein by reference to Exhibit 10.4 to Zenith's Current Report on Form 8-K dated
               April 1, 1998.)

     10.5 Assumption and Indemnity Reinsurance Agreement, dated as of April 1, 1998, by and between Zenith Insurance Company and RISCORP National Insurance Company. (Incorporated herein by reference to Exhibit 10.5 to Zenith's Current Report on Form 8-K dated April 1, 1998.)

     10.6 Assumption and Indemnity Reinsurance Agreement, dated as of April 1, 1998, by and between Zenith Insurance Company and RISCORP Insurance Company. (Incorporated herein by reference to Exhibit 10.6 to Zenith's Current Report on
               Form 8-K dated April 1, 1998.)

     10.7 Assumption and Indemnity Reinsurance Agreement, dated as of April 1, 1998, by and between Zenith Insurance Company and RISCORP Property & Casualty Insurance Company.
               (Incorporated herein by reference to Exhibit 10.7 to Zenith's Current Report on Form 8-K dated April 1, 1998.)

      23       Consent of KPMG Peat Marwick LLP, dated June 12, 1998.

      99 Press Release of Zenith National Insurance Corp. dated April 2, 1998. (Incorporated herein by reference to Exhibit 99 to Zenith's Current Report on Form 8-K dated April 1, 1998.)

Item 7 (a)  Financial Statements of Business Acquired











                                   RISCORP, INC.



                         Consolidated Financial Statements
                      for the Year Ended December 31, 1997 and
                            Independent Auditors' Report

                            INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
RISCORP, Inc.:

We have audited the accompanying consolidated balance sheets of RISCORP, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1(a) to the accompanying consolidated financial statements, during November 1996, the Company undertook a strategic initiative to evaluate alternatives to maximize shareholder value. The initiative has resulted in the pending sale and transfer of certain assets and non-contingent liabilities of the Company and its subsidiaries. As requested by the Florida Department of Insurance, cut-through endorsements and an interim reinsurance agreement have been executed in connection with the pending sale. The sale is subject to the approval of the shareholders of the Company. The Company's ability to operate at its present level of activity may be affected if the pending sale transaction is not completed. Further, as discussed in Note 19, the Company and its subsidiaries have been named as defendants in various lawsuits.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RISCORP, Inc. and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                         KPMG Peat Marwick LLP

Fort Lauderdale, Florida
March 24, 1998

                           RISCORP, INC. AND SUBSIDIARIES

                            CONSOLIDATED BALANCE SHEETS
                             DECEMBER 31, 1997 AND 1996
                  (in thousands, except share and per share data)

                                                                      DECEMBER 31,   DECEMBER 31,
                                                                         1997            1996
                                                                      -----------    ------------
                         ASSETS
Investments:
  Fixed maturities available for sale, at fair value
    (amortized cost $142,876 in 1997 and $226,240 in 1996)            $  145,571      $  228,802
  Fixed maturities available for sale, at fair value
    (amortized cost $53,437 in 1997)--restricted                          53,820               -
  Fixed maturities held to maturity, at amortized cost
    (fair value $24,347 in 1997 and $22,892 in 1996)                      24,090          22,809
  Equity securities, at fair value (cost $3,880 in 1996)                       -           4,045
                                                                      -----------    ------------
    Total investments                                                    223,481         255,656



Cash and cash equivalents                                                 16,858          26,307
Cash and cash equivalents--restricted                                     13,295               -
Premiums receivable, net                                                 100,183         122,078
Accounts receivable--other                                                16,720          11,676
Recoverable from Florida Special Disability Trust Fund, net               45,211          49,505
Reinsurance recoverables                                                 184,251         180,698
Prepaid reinsurance premiums                                              29,982          49,788
Prepaid managed care fees                                                  8,420          31,958
Accrued reinsurance commissions                                           37,188          20,419
Deferred income taxes                                                     22,120          22,551
Property and equipment, net                                               26,665          27,505
Goodwill                                                                  15,286          22,648
Other assets                                                               9,990           7,653
                                                                      -----------    ------------

Total assets                                                          $  749,650      $  828,442
                                                                      -----------    ------------
                                                                      -----------    ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           RISCORP, INC. AND SUBSIDIARIES

                            CONSOLIDATED BALANCE SHEETS
                             DECEMBER 31, 1997 AND 1996
                  (in thousands, except share and per share data)

                                                                    DECEMBER 31,     DECEMBER 31,
                                                                        1997             1996
                                                                    ------------     ------------
       LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
   Losses and loss adjustment expenses                                $  437,038     $  458,239
   Unearned premiums                                                      56,324        102,562
   Notes payable of parent company                                        15,000         15,000
   Notes payable of subsidiaries                                             609          1,303
   Accounts and notes payable--related party                                   -          1,171
   Deposit balances payable                                                5,512          4,787
   Accrued expenses and other liabilities                                 65,885         74,706
   Net assets in excess of cost of business acquired                       5,749         11,266
                                                                    ------------     ------------
                                                                         586,117        669,034
                                                                    ------------     ------------

Class A Common Stock subject to put options                                    -          2,100
                                                                    ------------     ------------

Shareholders' equity:
   Class A Common Stock, $.01 par value, 100,000,000 shares
     authorized; shares issued and outstanding:  11,855,917 in
     1997 and 1996                                                           120            120
   Class B Common Stock, $.01 par value, 100,000,000 shares
     authorized; shares issued and outstanding:  24,334,443 in
     1997 and 1996                                                           243            243
   Preferred stock, $.01 par value, 10,000,000 shares authorized;
     0 shares issued and outstanding                                           -              -
   Additional paid-in capital                                            135,974        137,813
   Net unrealized gains on investments                                     2,002          1,769
   Unearned compensation--stock options                                        -           (546)
   Retained earnings                                                      25,195         17,909
   Treasury stock--at cost, 112,582 shares                                    (1)             -
                                                                    ------------     ------------
     Total shareholders' equity                                          163,533        157,308
                                                                    ------------     ------------

     Total liabilities and shareholders' equity                       $  749,650     $  828,442
                                                                    ------------     ------------
                                                                    ------------     ------------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           RISCORP, INC. AND SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF INCOME
                FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                  (in thousands, except share and per share data)


                                                                                YEAR ENDED DECEMBER 31,
                                                                      ----------------------------------------
                                                                          1997           1996           1995
                                                                      ----------     ----------     ----------
Revenues:
     Premiums earned                                                  $  179,729     $  173,557     $  135,887
     Fee and other income                                                 20,369         31,733         22,397
     Net realized gains                                                    1,546            105          1,016
     Net investment income                                                16,447         12,194          6,708
                                                                      ----------     ----------     ----------
         Total revenues                                                  218,091        217,589        166,008
                                                                      ----------     ----------     ----------

Expenses:
     Losses and loss adjustment expenses                                 104,052        114,093         82,532
     Unallocated loss adjustment expenses                                 19,311         12,916         10,133
     Commissions, general and administrative expenses                     70,800         65,685         48,244
     Interest                                                              1,919          2,795          4,634
     Depreciation and amortization                                         7,423         11,500          1,683
                                                                      ----------     ----------     ----------
         Total expenses                                                  203,505        206,989        147,226
                                                                      ----------     ----------     ----------

Income before income taxes                                                14,586         10,600         18,782
Income taxes                                                               7,300          8,202          5,099
                                                                      ----------     ----------     ----------
         Net income                                                     $  7,286       $  2,398      $  13,683
                                                                      ----------     ----------     ----------
                                                                      ----------     ----------     ----------

Per share data:
     Net income per common share-basic                                   $  0.20        $  0.07        $  0.49
                                                                      ----------     ----------     ----------
                                                                      ----------     ----------     ----------

     Net income per common share-diluted                                 $  0.20        $  0.07        $  0.45
                                                                      ----------     ----------     ----------
                                                                      ----------     ----------     ----------


Weighted average common shares outstanding                            36,891,864     34,647,986     28,100,234
                                                                      ----------     ----------     ----------
                                                                      ----------     ----------     ----------

Weighted average common shares and common share equivalents
  outstanding                                                         37,115,672     36,405,588     30,092,500
                                                                      ----------     ----------     ----------
                                                                      ----------     ----------     ----------

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           RISCORP, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997
                                   (in thousands)


                                                                    NET
                                                                 UNREALIZED
                                  CLASS A  CLASS B   ADDITIONAL    GAINS                                               TOTAL
                                   COMMON   COMMON    PAID-IN    (LOSSES) ON   UNEARNED     RETAINED   TREASURY    SHAREHOLDERS'
                                   STOCK    STOCK     CAPITAL    INVESTMENTS  COMPENSATION  EARNINGS     STOCK        EQUITY
                                 --------  -------  -----------  -----------  ------------  ---------  --------    ------------
Balance, January 1, 1995         $     -   $  281   $     349    $   (560)    $   (930)     $   4,755  $     -     $     3,895

Net income                             -        -           -           -            -         13,683        -          13,683

Distributions                          -        -           -           -            -         (3,206)       -          (3,206)

Change in unearned compensation        -        -           -           -          715              -        -             715

Change in net unrealized gains
     on investments                    -        -           -       1,070           -               -        -           1,070
                                 --------  -------  -----------  -----------  ------------  ---------  --------    ------------


Balance, December 31, 1995             -      281         349         510         (215)        15,232        -          16,157

Net income                             -        -           -           -            -          2,398        -           2,398

Distributions                          -        -           -           -            -            279        -             279

Issuance of common stock              72        -     125,789           -            -              -        -         125,861

Conversion of common stock            38      (38)          -           -            -              -        -               -

Stock options exercised                2        -          63           -            -              -        -              65

Issuance of common stock for -
     acquisitions                      8        -      10,891           -            -              -        -          10,899

Change in unearned compensation        -        -         721           -         (331)             -        -             390

Change in net unrealized gains
     on investments                    -        -           -       1,259            -              -        -           1,259
                                 --------  -------  -----------  -----------  ------------  ---------  --------    ------------


Balance, December 31, 1996           120      243      137,813      1,769         (546)        17,909        -         157,308

Net income                             -        -            -          -            -          7,286        -           7,286

Purchase of treasury stock             -        -            1          -            -              -       (1)              -

Change in unearned compensation        -        -       (1,840)         -          546              -        -          (1,294)

Change in net unrealized gains on
     investments                       -        -            -        233            -              -        -             233
                                 --------  -------  -----------  -----------  ------------  ---------  --------    ------------

Balance, December 31, 1997         $ 120    $ 243    $ 135,974    $ 2,002      $     -       $ 25,195   $   (1)      $ 163,533
                                 --------  -------  -----------  -----------  ------------  ---------  --------    ------------
                                 --------  -------  -----------  -----------  ------------  ---------  --------    ------------


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           RISCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                   (in thousands)

                                                                                YEAR ENDED DECEMBER 31,
                                                                      ----------------------------------------
                                                                         1997           1996           1995
                                                                      ----------    -----------     ----------
Cash flows from operating activities:
     Net income                                                       $    7,286    $     2,398     $   13,683
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                       7,423         11,500          1,683
       Loss on disposal of property and equipment                            291            294             22
       Net amortization (accretion) of discounts on investments               14            174            (82)
       Net realized gain on sale of investments                           (1,545)          (140)        (1,282)
       Change in:
          Premiums receivable, net                                        22,026        (24,275)       (23,744)
          Accounts receivable--other                                      (5,104)       (11,676)             -
          Recoverable from Florida State Disability
            Trust Fund, net                                                4,295          2,331         (5,920)
          Reinsurance recoverables                                        (3,553)       (76,971)       (58,534)
          Prepaid reinsurance premiums                                    19,807        (27,908)       (21,880)
          Prepaid managed care fees                                       23,537        (15,589)       (15,068)
          Accrued reinsurance commissions                                (16,770)       (12,870)        (7,549)
          Deferred income taxes                                              431         (8,448)           106
          Other assets                                                    (3,249)        21,026          3,110
          Losses and loss adjustment expenses                            (21,502)       106,484         51,827
          Unearned premiums                                              (46,280)        30,891          7,315
          Accounts payable related party                                  (1,171)           171          1,000
          Accounts and notes receivable--related party                         -         10,754            642
          Accrued expenses and other liabilities                          (8,880)        19,909          7,420
                                                                      ----------    -----------     ----------
            Net cash (used in) provided by operating activities          (22,944)        28,055        (47,251)
                                                                      ----------    -----------     ----------
Cash flows from investing activities:
     Proceeds from:
       Sale of fixed maturities--available for sale                      110,299         88,900         60,303
       Maturities of fixed maturities--available for sale                 20,243          6,295         10,209
       Sale of equity securities                                           4,109            732          1,162
       Maturities of fixed maturities--held to maturity                    1,885          4,400              -
       Maturities of equity securities                                       175              -              -
       Sale of equipment                                                     158            532            564
     Purchase of:
       Maryland NARM Fund, net of cash acquired                              134              -              -
       Fixed maturities--available for sale                             (100,499)      (191,153)       (23,543)
       Property and equipment                                             (4,477)       (13,215)        (6,393)
       Fixed maturities--held to maturity                                 (1,237)        (2,452)             -
       Equity securities                                                    (637)        (3,952)          (341)
       RISCORP Insurance Company, net of cash acquired                         -              -          5,885
       IAA, net of cash acquired                                               -            282              -
       RISC, net of cash acquired                                              -           (538)             -

                                                  F-7

                           RISCORP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                   (in thousands)

                                                                                   YEAR ENDED DECEMBER 31,
                                                                     -----------------------------------------
                                                                         1997           1996           1995
                                                                     -----------    ------------  ------------
Cash flows from investing activities (CONTINUED):
     CompSource and Insura, net of cash acquired                               -        (10,733)             -
     Purchase of:
       Atlas Insurance Company, net of cash acquired                           -         (5,573)             -
       NARM, net of cash acquired                                              -          2,717              -
       Virginia Funds, net of cash acquired                                    -          1,300              -
                                                                     -----------      ----------       -------
          Net cash provided by (used in) investing activities             30,153       (122,458)        47,846
                                                                     -----------      ----------       -------

Cash flows from financing activities:
     Increase (decrease) in deposit balances payable                         725            968         (6,980)
     Decrease (increase) in unearned compensation                            546           (331)           715
     Transfer of cash and cash equivalents to restricted balances        (13,295)             -              -
     Purchase of common stock (treasury stock) subject to
       put options                                                        (2,100)             -              -
     Other, net                                                           (1,840)        (1,325)             -
     Principal repayments of notes payable                                  (694)       (30,202)       (25,215)
     Proceeds from notes payable                                               -              -         43,692
     Shareholder distributions                                                 -            279         (3,206)
     Proceeds of initial offering of common stock                              -        127,908              -
     Stock options exercised                                                   -             65              -
                                                                     -----------     ----------   ------------
       Net cash (used in) provided by financing activities               (16,658)        97,362          9,006
                                                                     -----------     ----------   ------------

Net (increase) decrease in cash and cash equivalents                      (9,449)         2,959          9,601
Cash and cash equivalents, beginning of period                            26,307         23,348         13,747
                                                                     -----------    -----------   ------------
Cash and cash equivalents, end of period                             $    16,858    $    26,307   $     23,348
                                                                     -----------    -----------   ------------
                                                                     -----------    -----------   ------------

Supplemental disclosures of cash flow information:

     Cash paid during the year for:
       Interest                                                      $     1,928    $     3,689   $      3,966
                                                                     -----------    -----------   ------------
                                                                     -----------    -----------   ------------
       Income taxes                                                  $     6,566    $    15,127   $      4,969
                                                                     -----------    -----------   ------------
                                                                     -----------    -----------   ------------




SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           RISCORP, INC. AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  BACKGROUND

     (a) REORGANIZATION

          RISCORP, Inc. was formed on February 28, 1996 through the reorganization and consolidation of several affiliated companies (collectively, "RISCORP" or the "Company") which were under the common control of a majority shareholder, who, at that time, was the Chairman of the Board and Chief Executive Officer of RISCORP (see Note 21). The reorganization and consolidation qualified as a tax-free reorganization of commonly controlled entities and was accounted for in a manner similar to a "pooling of interests." Accordingly, the consolidated financial statements have been restated to include the results of each of the individual companies for all the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation and the accompanying consolidated financial statements reflect the above changes to the Company's capital structure for all periods presented.

          On November 9, 1996, at a Special Board of Directors' meeting of RISCORP, the Board voted to establish a Strategic Alternatives Committee to evaluate alternatives to maximize shareholder value including, without limitation, potential acquisitions, joint ventures, mergers, strategic alliances and the sale of all or part of RISCORP and its subsidiaries. The actions of the Strategic Alternatives Committee during the period of November 1996 through June 1997 culminated in the June 17, 1997 agreement (as more fully described in Note 20) for the sale and transfer of certain of RISCORP's and its subsidiaries' assets and non-contingent liabilities to another insurer for cash. The pending sale, which is anticipated to take place in early 1998, requires the filing of a proxy statement with the Securities and Exchange Commission ("SEC"), the approval of the transaction by RISCORP shareholders and approval by the Florida and Missouri Departments of Insurance ("FDOI" and "MDOI", respectively), amongst other conditions.

          In addition, the FDOI requested the purchaser to provide an interim reinsurance agreement and cut-through endorsement ("Agreement") on all inforce business as of June 17, 1997 and all new and renewed business written after June 17, 1997. This Agreement only provides coverage for Florida workers' compensation policyholders and was approved by the FDOI. The ability of RISCORP Insurance Company ("RIC") and RISCORP Property & Casualty Insurance Company ("RPC") to operate at their present level of insurance activity could be affected if the transaction discussed in Note 20 is not completed and RIC and RPC are unable to replace the reinsurance agreement. Management believes it could replace this reinsurance agreement under similar terms.

          RISCORP experienced difficulty in completing its 1996 financial statements in a timely manner. This resulted in RISCORP being delisted by the stock exchange (NASDAQ) on which its stock was traded on July 2, 1997 and in adverse publicity in the insurance marketplace. RISCORP filed its 1996 Form 10-K/A on October 28, 1997 and amended the 1996 Form 10-K/A on
February 27, 1998 in response to comments received from the SEC in connection with the preparation of the Company's proxy statement which was mailed to shareholders on March 3, 1998. In addition, RISCORP has filed all of its 1997 Form 10-Q's with the SEC. RISCORP has not requested to be reinstated on the NASDAQ stock exchange.

                           RISCORP, INC. AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     (b) INITIAL PUBLIC OFFERING ("IPO") OF COMMON STOCK

         On February 29, 1996, the Company completed an IPO of common stock with the issuance of 10.935 million shares of Class A Common Stock. Of the shares offered, 7.2 million were sold by the Company and 3.735 million were sold by the majority shareholder of the Company. The following table reflects certain summary information regarding the IPO:

                                                   UNDERWRITING
                        NUMBER          PRICE      DISCOUNTS AND      NET
     SHARES SOLD BY    OF SHARES      TO PUBLIC     COMMISSIONS     PROCEEDS
     --------------   ----------    -----------    -------------   ------------
     RISCORP           7,200,000         $19.00    $  8,892,000    $127,908,000
     Shareholder       3,735,000         $19.00       4,612,725      66,352,275
                      ----------                   ------------    ------------
                      10,935,000                   $ 13,504,725    $194,260,275
                      ----------                   ------------    ------------
                      ----------                   ------------    ------------

         The net proceeds reflected above are before deducting other expenses of $2.0 million incurred in conjunction with the IPO.

         The Company used the proceeds from the IPO to repay outstanding debt, fund acquisitions, increase the capital and surplus of the Company's insurance subsidiaries and for general corporate purposes.

         The Company did not receive any proceeds from the sale of Class A Common Stock by the majority shareholder; however, a portion of the majority shareholders' proceeds was used to repay $9.8 million in outstanding indebtedness to the Company.

     (c) BUSINESS

         RISCORP, through its wholly-owned insurance subsidiaries, is primarily engaged in providing workers' compensation insurance under a managed care philosophy. RISCORP provides managed care workers' compensation products and services to clients throughout the Southeast and other select markets. In addition, RISCORP, through its wholly-owned non-insurance subsidiaries, provides reinsurance, risk management advisory services and insurance managerial services.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been presented in accordance with generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires the use of assumptions and estimates in reporting certain assets and liabilities and related disclosures. Actual results could differ from those estimates.

                          RISCORP, INC. AND SUBSIDIARIES

     (b) RECOGNITION OF REVENUES

         Workers' compensation and employer liability insurance premiums consist of deposit premiums and installment premiums billed under the terms of the policy, and estimates of retrospectively-rated premiums based on experience incurred under these contracts to date. Unbilled installment premiums and audit premiums are recognized as revenue on the accrual basis. Premiums are primarily recognized as revenue over the period to which the premiums relate using the daily pro rata basis with a liability for unearned premium recorded for the excess of premiums billed over the earned premiums.

         Service fee revenue is recorded as a percentage of standard earned premiums of the underlying insurance policies of the facilities managed, in accordance with the specific contractual provisions.

         Reinsurance premiums are recognized as revenue on a pro rata basis over the contract term with a liability for unearned premiums established for the unexpired portion of the contract.

     (c) STATE OF FLORIDA SPECIAL DISABILITY TRUST FUND

         The State of Florida maintains a Special Disability Trust Fund ("SDTF") for the purpose of providing benefits to workers who have a pre-existing condition and incur a second or subsequent injury.

         The SDTF is financed through annual assessments imposed on workers' compensation insurers, which is based on a percentage of net workers' compensation premiums written. The Company submits claims to the SDTF for recovery of applicable claims paid on behalf of the Company's insureds. The Company estimates such recoveries based on industry statistics applied to ultimate projected claims. The amounts reflected as SDTF recoveries in the accompanying Consolidated Balance Sheets are net of a valuation allowance of $0 and $8.9 million as of December 31, 1997 and 1996, respectively. The allowance is determined based upon the actuarially estimated recoverable amount compared to the estimated recovery actually expected from the SDTF by RISCORP on reported claims (see Note 6). At December 31, 1997, the actuarially estimated recoverable amount exceeded the amount of the estimated recoveries on reported claims to the SDTF.

     (d) INVESTMENTS

         Fixed maturity investments are securities that mature at a specified future date more than one year after being issued. Fixed maturity securities that the Company intends to hold until maturity are classified as "fixed maturities held to maturity" and are carried at amortized cost. Amortized cost is based on the purchase price and is adjusted periodically so the carrying value of the security will equal the face or par value at maturity. Fixed maturity securities which may be sold prior to maturity due to changes in interest rates, prepayment risks, liquidity needs, tax planning purposes or other similar factors, are classified as "available for sale" and are carried at fair value as determined using values from independent pricing services.

         Equity securities (common and nonredeemable preferred stock) are carried at fair value. If the current market value of equity securities is higher than the original cost, the excess is an unrealized gain,

                          RISCORP, INC. AND SUBSIDIARIES
and if lower than the original cost, the difference is an unrealized loss. The net unrealized gains or losses on equity securities, net of the related deferred income taxes, are reported as a separate component of shareholders' equity, along with the net unrealized gains or losses on fixed maturity securities available for sale.

         Realized gains and losses on sales of investments are recognized in net income on the specific identification basis, as of the trade date. Impairment losses, if any, resulting from other than temporary declines in fair value are included in net investment income.

     (e) LOSSES AND LOSS ADJUSTMENT EXPENSES

         The liability for losses and loss adjustment expenses is based on an actuarial determination and represents management's best estimate of the ultimate cost of losses and loss adjustment expenses that are unpaid at year end including incurred but not reported claims. Although the liabilities are supported by actuarial projections and other data, such liabilities are ultimately based on management's reasoned expectations of future events. It is possible that the expectations associated with these accounts could change in the near future (i.e., within one year) and that the effect of these changes could be material to the financial statements. The liability for losses and loss adjustment expenses is continually reviewed and as adjustments become necessary, such adjustments are included in current operations.

         Management believes that the liability for losses and loss adjustment expenses at December 31, 1997 is adequate to cover the ultimate liability. However, the ultimate settlement of losses and the related loss adjustment expenses may vary from the amounts in the accompanying financial statements.

         The Company recognizes reinsurance recoveries, estimated recoveries from the SDTF and subrogation from third parties as reductions to losses incurred.

     (f) REINSURANCE

         Premiums and losses ceded under reinsurance contracts in which an assuming enterprise provides indemnification against loss or liability relating to an insurance risk are reported as a reduction to premium earned and losses and loss adjustment expenses, respectively. Amounts recoverable for ceded losses and loss adjustment expenses and ceded unearned premiums under reinsurance agreements are recorded as assets on the balance sheet. Reinsurance contracts that do not transfer risk are accounted for as deposits in the Consolidated Balance Sheets.

     (g) INCOME TAXES

         The Company accounts for income taxes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No.
109, "Accounting for Income Taxes," ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are recovered or settled. Such temporary differences are

                           RISCORP, INC. AND SUBSIDIARIES
principally related to the deferral of policy acquisition costs, tax basis discount on reserves for unpaid losses and loss adjustment expenses, the deductibility of unearned premiums, the allowance for uncollectible premiums receivable and the amortization of goodwill. A valuation allowance is established to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

     (h) POLICY ACQUISITION COSTS

         The cost of acquiring and renewing business, principally commissions, premium taxes and other underwriting expenses, is deferred to the extent recoverable and amortized over the term of the related policies. Anticipated investment income is considered in the determination of recoverability. Unearned ceding commissions are reported as a reduction to deferred policy acquisition costs. For the years ended December 31, 1997, 1996 and 1995, policy acquisition costs deferred totaled $41.0 million, $31.8 million and $48.9 million, respectively. For the years ended December 31, 1997, 1996 and 1995, amortization of deferred policy acquisition costs totaled $49.2 million, $33.7 million and $46.9 million, respectively. Deferred policy acquisition costs are included in other assets in the accompanying Consolidated Balance Sheets. Policy acquisition costs are included in commissions, general and administrative expenses in the accompanying Consolidated Statements of Income.

     (i) GOODWILL

         Costs in excess of net assets acquired, or goodwill, represents the unamortized excess of cost over underlying net assets of companies acquired. Goodwill is being amortized on a straight-line basis over periods ranging from 5 to 15 years. Amortization expense, including impairment losses of $6.0 million in 1996, for the years ended December 31, 1997, 1996 and 1995 totaled $3.3 million, $7.9 million and $0.3, respectively. Accumulated amortization for the years ended December 31, 1997 and 1996 was $11.3 million and $8.0 million, respectively.

         The Company periodically reviews its assets subject to Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("SFAS 121") and when events or changes in circumstances indicate that the carrying amount of an asset may no longer be fully recoverable, the Company tests the recoverability of the asset primarily by estimating the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying value of the asset, the Company recognizes an impairment loss. Measurement of an impairment loss is based on the carrying amount and estimated fair value of the asset.

         During 1996, using the criteria contained in SFAS 121, the Company recognized an impairment loss of $3.2 million and reduced goodwill that was recorded in 1995 in conjunction with the purchase of RISCORP West, formerly known as the Self Insurors Service Bureau, Inc. ("SISB"). The Company's impairment assessment was primarily based upon the closing of former SISB offices in certain states and the Company's current focus on at-risk business. The impairment loss was recorded as a component of depreciation and amortization in the Company's Consolidated Statement of Income for the year ended December 31, 1996. Remaining unamortized goodwill related to the SISB purchase was $432,000 and $468,000 at December 31, 1997 and 1996,
respectively.

                          RISCORP, INC. AND SUBSIDIARIES

         As more fully described in Note 3, the Company recorded an impairment loss of $2.8 million in connection with the acquisition of Independent Association Administrators, Inc. during 1996. The remaining unamortized goodwill relating to this acquisition was $7.9 million and $8.5 million at December 31, 1997 and 1996, respectively.

         Net assets acquired in excess of cost, or "negative" goodwill, is being amortized on a straight-line basis over 10 years. Income from amortization of negative goodwill totaled $0.8 million, $0.9 million and $0.8 million for the years ended December 31, 1997, 1996 and 1995, respectively (see Note 3). Accumulated amortization as of December 31, 1997 and 1996 was $2.5 million and $1.7 million, respectively.

     (j) PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the related assets. Property and equipment recorded under capital lease arrangements are amortized over the shorter of the asset's useful life or the lease term.

         The Company capitalizes incremental internal and external costs directly related to internally developed software to meet the Company's needs. These software development projects represent major system enhancements or replacements of existing operating management information systems. Capitalization commences when management has committed to funding the software project and it is probable that upon completion the software will perform its intended function. Capitalized costs are recorded in property and equipment and amortized using the straight-line method over three years. For the years ended December 31, 1997, 1996 and 1995, the Company capitalized $1.3 million, $1.7 million and $0.3 million, respectively. Amortization expense of $0.3 million, $.04 million and $0 has been recorded for the years ended December 31, 1997, 1996 and 1995, respectively, for internally developed software costs.

     (k) INVESTMENT IN JOINT VENTURE

         The Company accounts for its 50 percent investment in a joint venture arrangement on the equity basis of accounting whereby the Company's recorded investment is adjusted for its proportionate share of earnings or losses of the joint venture.

     (l) CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                           RISCORP, INC. AND SUBSIDIARIES

     (m) BAD DEBT ALLOWANCE

         The bad debt allowance is based on the Company's experience with uncollectible premiums receivable and represents the Company's best estimate of the ultimate uncollectible amounts incurred through the balance sheet date. Premiums receivable contained in the accompanying Consolidated Balance Sheets are shown net of this valuation allowance.

     (n) EARNINGS PER SHARE

         In February 1997, the Financial Standards Board issued Statement No. 128, "Earnings Per Share," ("SFAS 128"), which is effective for periods ending after December 15, 1997. SFAS 128 requires the presentation of two earnings per share ("EPS") calculations, basic EPS and diluted EPS, in the Consolidated Statements of Income and SFAS 128 requires restatement of all prior period
EPS data that is presented in the accompanying financial statements. All previously reported earnings per share data for 1996 and 1995 have been restated to reflect the requirements of SFAS 128. Basic EPS is computed by dividing net income by the weighted average number of shares outstanding for the period. Diluted EPS is computed by dividing net income by the weighted average number of shares outstanding for the period plus the shares for the dilutive effect of stock options, contingent shares and other common stock equivalents.

         The components of the weighted average shares used in the EPS calculations are as follows:

                                                 1997          1996          1995
                                              ----------    ----------    ----------
     Average outstanding shares used for
       calculating basic EPS                  36,891,864    34,647,986    28,100,234
     Effect of stock options                     223,808     1,757,602     1,992,266
                                              ----------    ----------    ----------
     Average outstanding shares used for
       calculating diluted EPS                37,115,672    36,405,588    30,092,500
                                              ----------    ----------    ----------
                                              ----------    ----------    ----------

     (o) STOCK-BASED COMPENSATION

         In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"), which is effective for fiscal years beginning after December 15, 1995. SFAS 123 establishes a method of accounting for stock-based compensation that is based on the fair value of stock options and similar instruments and encourages, but does not require adoption of that method. The Company has elected to continue following Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," for measuring compensation cost. However, as required by SFAS 123, the Company has disclosed pro forma net income and earnings per share for the years ended December 31, 1997, 1996 and 1995 as if the provisions of SFAS 123 had been adopted (see Note 12).

                         RISCORP, INC. AND SUBSIDIARIES

     (p) YEAR 2000

         In the fourth quarter of 1997, the Company developed a formal plan to convert its computer systems to be Year 2000 compliant. The Company's plan provides for all conversion efforts to be completed by the end of March 1999; however, the portion of the plan relating to the Company's policy issue and management system will be completed by October 1, 1998, the date of the first Year 2000 incident. The Year 2000 conversion is necessary primarily as the result of certain computer programs used by the Company being written using two digits rather than four digits to define the applicable year. The total cost of the Year 2000 project is estimated to be less than $1.0 million and all costs associated with these Year 2000 system changes will be expensed as the costs are incurred.

     (q) CONCENTRATIONS OF RISK

         Following is a description of significant risks facing the Company and its property and casualty insurance subsidiaries and how those risks are minimized:

             LEGAL/REGULATORY RISK is the risk that changes in the legal or regulatory environment in which an insurer operates can create additional loss costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits or new legal theories may create costs for the insurer beyond those currently recorded in the financial statements. The Company attempts to minimize this risk by reviewing legislative and other regulatory changes and adjusting rates whenever possible. All of the Company's premiums were derived from products offered to customers located in the United States. Accordingly, the Company could be adversely affected by economic downturns, significant unemployment and other conditions that may occur from time. (See Notes 1(a), 6, 19 and 21)

             CREDIT RISK is the risk that issuers of securities owned by the Company will default, or other parties, including reinsurers, the SDTF, agents and insureds who may owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by placing reinsurance with highly rated reinsurers and by actively monitoring collections of the SDTF recoverable and premiums receivable.

             INTEREST RATE RISK is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. The Company mitigates this risk by attempting to match the maturity schedule of its assets with the expected payout of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to sell assets prior to maturity and recognize potential gains or losses.

     (r)  RESTRUCTURING CHARGES

          In June 1997, the Company implemented a workforce reduction and a consolidation of the Company's management team, field offices and products. The reduction in the work force resulted in the termination of 128 employees of the Company. The Company also announced in June 1997 its intention to

                           RISCORP, INC. AND SUBSIDIARIES
focus solely on its core workers' compensation insurance business and to close all field offices, except Charlotte and Birmingham, by the end of 1997. The Company recorded $5.8 million in non-recurring expenses during the second quarter of 1997 in connection with the workforce reduction and consolidation of the field offices and products. These non-recurring expenses consisted primarily of severance expenses of $5.1 million and occupancy costs of $0.7 million of which $3.2 million and $0.4 million, respectively, were unpaid as of December 31, 1997. These expenses are included in commissions, underwriting and administrative expenses in the December 31, 1997 Consolidated Statements of Income.

     (s) PARTICIPATING INSURANCE POLICIES

         The Company offers participating insurance policies in connection with custom plans, flexible retention plans and preferred account dividend plans. Dividends are approved quarterly by the Board of Directors and are based upon the actual loss experience of each of the policies. Participating policies represented approximately 15.8 percent, 16.5 percent and 10.1 percent of written premiums at December 31, 1997, 1996 and 1995, respectively. The Company paid dividends to participating policyholders of $8.5 million, $9.2 million and $1.6 million for the years ended December 31, 1997, 1996 and 1995, respectively.

     (t) DETERMINATION OF FAIR VALUES OF FINANCIAL STATEMENTS

         Management has identified the following financial instruments in the financial statements: cash and cash equivalents, fixed maturities and equity securities, receivables and other liabilities. Fair values of fixed maturities and equity securities are presented in Note 4. For the remaining instruments, management believes the carrying value approximate fair value due to the short maturity, terms and fluctuations in market conditions of those instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value.
Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     (u) ACCOUNTING CHANGES

         The Company will adopt the reporting requirements of SFAS 130, "Reporting Comprehensive Income," and SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," for the year ended December 31, 1998. The adoption will have no effect on the Company's financial position or on its results of operations.

     (v) RECLASSIFICATIONS

         Certain amounts in the financial statements presented have been reclassified from amounts previously reported in order to be comparable between years. These reclassifications have no effect on previously reported shareholders' equity or net income during the periods involved.

                          RISCORP, INC. AND SUBSIDIARIES

(3)  ACQUISITIONS AND JOINT VENTURE

ACQUISITIONS

     As more fully described below, the Company acquired RIC in 1995, RNIC in 1996, and two workers' compensation management services companies in 1996. Each of these transactions was accounted for under the purchase method of accounting under which the aggregate purchase price paid for the entity was allocated to the assets acquired and liabilities assumed based upon the estimated fair value of such assets and liabilities at the dates of acquisition. The excess of the purchase price over the fair value of the net assets acquired is reflected as costs in excess of net assets acquired and is being accreted over periods ranging from 5 to 15 years. For acquisitions in which net assets acquired exceeded the purchase price, a liability for net assets acquired in excess of costs has been recorded and is being amortized over 10 years.

     Operating results of the acquired entities have been included in the consolidated financial statements from their date of acquisition. The following schedule summarizes certain pro forma results of operations for the years ended December 31, 1996 and 1995, as if the acquisitions took place at the beginning of the Company's fiscal year preceding the year of acquisition (in thousands, except per share amounts):

                                                 1996           1995
                                               --------       --------
              Total revenues                   $275,410       $266,412
              Income before income taxes         18,503         23,070
              Net income                          6,860         16,407
              Earnings per share                   0.19           0.55

ACQUISITION OF RISCORP INSURANCE COMPANY

     Effective January 1, 1995, RIC was acquired by RISCORP of Florida, Inc., a wholly-owned subsidiary of the Company. As a result of the acquisition, RIC's name was changed from Commerce Mutual Insurance Company ("CMIC"). Upon conversion, 1.5 million shares of $100 par value stock were authorized and 15,000 shares were issued and outstanding. RIC received $25.0 million as a capital contribution from the Company in the form of $12.0 million cash and the issuance of $13.0 million of surplus notes to the Company. In conjunction with the acquisition, RIC, subject to a Plan of Conversion and Recapitalization and with the approval of CMIC's policyholders and the FDOI, converted from an assessable mutual insurance company to a stock insurance company. RIC provides workers' compensation insurance in the State of Florida.

     In exchange for their ownership interest in RIC, former CMIC policyholders were relieved of all contingent liabilities for future policy assessments and the risk that recorded liabilities were insufficient to cover incurred losses. On the acquisition date, the estimated fair value of RIC's net assets in excess of the purchase price was $8.2 million, which was recorded as negative goodwill and is being amortized on a straight-line basis over 10 years.

                           RISCORP, INC. AND SUBSIDIARIES

ACQUISITION OF COMPSOURCE

     In March 1996, the Company purchased all of the outstanding stock of CompSource, Inc. and Insura, Inc. (collectively, "CompSource") in exchange for $12.1 million in cash and 112,582 shares of the Company's Class A Common
Stock valued at $2.1 million on the date of acquisition. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $12.6 million and was recorded as goodwill in the accompanying Consolidated Balance Sheets. CompSource is a workers' compensation management services company offering its services in North Carolina.
Pursuant to a stock redemption agreement entered into as part of this transaction, the former shareholders of CompSource elected to have the Company repurchase the 112,582 shares at a purchase price of $18.653 per share on March 8, 1997, and the Company repurchased all 112,582 shares from the former shareholders for $2.1 million in accordance with the terms of the redemption agreement.

ACQUISITION OF INDEPENDENT ASSOCIATION ADMINISTRATORS, INC. ("IAA") AND RISK INSPECTION SERVICES AND CONSULTING, INC. ("RISC")

     In September 1996, the Company purchased all of the outstanding stock of IAA and RISC in exchange for $11.5 million, consisting primarily of 790,336 shares of the Company's Class A Common Stock valued at $10.9 million on the date of acquisition. IAA and RISC are workers' compensation management services companies offering services in Alabama. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $11.4 million and was recorded as goodwill in the accompanying Consolidated Balance Sheets.

     During the first quarter of 1997, it became evident that the goodwill recorded at the date of the RISC and IAA acquisition could not be fully recovered from the profitability of the workers' compensation business that was currently under contract. Therefore, as of December 31, 1996, $2.8 million of goodwill was written off and is included as amortization expense in the accompanying Consolidated Statements of Income.

ACQUISITION OF ATLAS

     In March 1996, RISCORP of Florida, Inc., a wholly-owned subsidiary of the Company, acquired 100 percent of the outstanding capital stock of Atlas Insurance Company ("Atlas") for $5.0 million in cash. As a result of the acquisition, the name was changed from Atlas to RNIC. RNIC, which primarily provides workers' compensation insurance, is licensed to do business in 19 states and is authorized to operate on an excess and surplus lines basis in 5 additional states. On the acquisition date, the excess of the purchase price over the fair value of the net assets acquired was $2.6 million and was recorded as goodwill in the accompanying Consolidated Balance Sheets.

ASSUMPTION REINSURANCE TRANSACTION

     During 1996, RNIC also entered into several assumption reinsurance transactions that resulted in the acquisition of five self insurance funds that are discussed in Note 7(b).

                            RISCORP, INC. AND SUBSIDIARIES

JOINT VENTURE ARRANGEMENT

     In January 1996, the Company, through its wholly-owned subsidiary, RISCORP of Illinois, entered into a joint venture arrangement with Health Care Service Corporation ("HCSC"), a subsidiary of Blue Cross and Blue Shield of Illinois, to underwrite and sell managed care workers' compensation insurance in Illinois. The Company and HCSC each hold 50 percent ownership in the joint venture known as Third Coast Holding Company ("Third Coast"). The Company contributed the use of its expertise, insurance systems and intellectual property. The Company's initial investment in Third Coast was valued at $10.0 million; however, the Company's cost basis in the contributed property was $0. Third Coast has experienced operating losses since its inception. As of December 31, 1997 and 1996, the Company's carrying of its investment in Third Coast was $0.

(4)  INVESTMENTS

     Investments (including restricted investments) included in the accompanying Consolidated Balance Sheets as of December 31, 1997 and 1996 are summarized as follows (in thousands):

                                              COST OR         GROSS          GROSS
                                             AMORTIZED      UNREALIZED     UNREALIZED     ESTIMATED
                                               COST           GAINS          LOSSES       FAIR VALUE
                                             ---------      ----------     ----------     ----------
December 31, 1997:
  Available for sale:
    Fixed maturity securities:
      Municipal government obligations       $  58,294         $  718           $  2      $  59,010
      U.S. government obligations               38,065          1,193             10         39,248
      Corporate obligations                     88,102          1,119             22         89,199
      Mortgage backed securities                 1,932             36              -          1,968
      Asset backed securities                    9,920             49              3          9,966
                                             ---------      ----------     ----------     ----------
         Total available for sale              196,313          3,115             37        199,391
                                             ---------      ----------     ----------     ----------

  Held to maturity:
    Fixed maturity securities:
      U.S. government obligations               18,434            204              9         18,629
      Municipal government obligations           4,186             62              -          4,248
      Certificates of deposit                    1,470              -              -          1,470
                                             ---------      ----------     ----------     ----------
         Total held to maturity                 24,090            266              9         24,347
                                             ---------      ----------     ----------     ----------
  Total investments                         $  220,403       $  3,381          $  46     $  223,738
                                             ---------      ----------     ----------     ----------
                                             ---------      ----------     ----------     ----------

  Available for sale:
    Unrestricted                            $  142,876       $  2,709          $  14     $  145,571
    Restricted                                  53,437            406             23         53,820
                                             ---------      ----------     ----------     ----------
                                            $  196,313       $  3,115          $  37     $  199,391
                                             ---------      ----------     ----------     ----------
                                             ---------      ----------     ----------     ----------

                            RISCORP, INC. AND SUBSIDIARIES

                                              COST OR         GROSS         GROSS
                                             AMORTIZED     UNREALIZED     UNREALIZED     ESTIMATED
                                                COST          GAINS         LOSSES       FAIR VALUE
                                             ---------     ----------     ----------     ----------
December 31, 1996:
  Available for sale:
    Fixed maturity securities:
      Municipal government obligations      $   75,844      $     559      $      55      $  76,348
      U.S. government obligations               49,144            983             47         50,080
      Corporate obligations                     86,726            734             94         87,366
      Mortgage backed securities                 2,588             25              1          2,612
      Asset backed securities                    5,501             57              2          5,556
      Redeemable preferred stocks                6,437            408              5          6,840
                                             ---------     ----------     ----------     ----------
                                               226,240          2,766            204        228,802
                                             ---------     ----------     ----------     ----------
    Equity securities:
      Nonredeemable preferred stocks             1,063             28              9          1,082
      Common stocks                              2,817            205             59          2,963
                                             ---------     ----------     ----------     ----------
                                                 3,880            233             68          4,045
                                             ---------     ----------     ----------     ----------
         Total available for sale              230,120          2,999            272        232,847
                                             ---------     ----------     ----------     ----------

  Held to maturity:
    Fixed maturity securities:
      U.S. government obligations               16,355            144             62         16,437
      Municipal government obligations           4,204              5              4          4,205
      Certificates of deposit                    2,250              -              -          2,250
                                             ---------     ----------     ----------     ----------
         Total held to maturity                 22,809            149             66         22,892
                                             ---------     ----------     ----------     ----------
  Total investments                          $ 252,929     $    3,148     $      338     $  255,739
                                             ---------     ----------     ----------     ----------
                                             ---------     ----------     ----------     ----------

     The fair value of investments (including restricted investments) at December 31, 1997 and 1996 was determined using independent pricing services.

     The amortized cost and estimated fair value of fixed maturities (including restricted investments) by contractual maturity, as of December 31, 1997, are as follows (in thousands):


                                                   AVAILABLE FOR SALE             HELD TO MATURITY
                                                ------------------------       -----------------------
                                                AMORTIZED      ESTIMATED       AMORTIZED     ESTIMATED
                                                   COST       FAIR VALUE         COST        FAIR VALUE
                                                ---------     ----------       ---------     ----------
     Due in one year or less                    $  20,197      $  20,262       $   4,298     $    4,310
     Due after one year through five years        143,418        143,577          18,137         18,326
     Due after five years through ten years        19,353         21,952           1,655          1,711
     Due after ten years                            1,494          1,666               -              -
     Mortgage and asset backed securities          11,851         11,934               -              -
                                                ---------     ----------       ---------     ----------
                                                $ 196,313     $  199,391       $  24,090     $   24,347
                                                ---------     ----------       ---------     ----------
                                                ---------     ----------       ---------     ----------

     Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

     During the years ended December 31, 1997, 1996 and 1995, proceeds from sales of fixed maturities available for sale totaled $94.3 million, $88.9 million and $60.3 million, respectively. Gross realized gains

                       RISCORP, INC. AND SUBSIDIARIES
and gross realized losses for the years ended December 31, 1997, 1996 and 1995 are summarized in the following table (in thousands) and are recorded in net investment income in the accompanying Consolidated Statements of Income:


                                            1997           1996         1995
                                          --------       --------    ---------
     Gross realized gains                 $  1,770         $  178     $  1,395
     Gross realized losses                    (224)           (73)        (379)
                                          --------         ------     --------
     Net realized gains                   $  1,546         $  105     $  1,016
                                          --------         ------     --------
                                          --------         ------     --------

     The following information summarizes the components of net investment income for the years ended December 31, 1997, 1996 and 1995 (in thousands):


                                            1997           1996         1995
                                         ---------      ---------     --------
     Fixed maturities                    $  13,815      $  10,444     $  5,856
     Equity securities                         469            547          410
     Cash and cash equivalents               2,516          1,700          606
                                         ---------      ---------     --------
                                            16,800         12,691        6,872
     Investment expenses                      (353)          (497)        (164)
                                         ---------      ---------     --------
                                         $  16,447      $  12,194     $  6,708
                                         ---------      ---------     --------
                                         ---------      ---------     --------

     While the Company has credit risk in the investment portfolio, no fixed maturity security had a Standard & Poor's rating of less than BBB at December 31, 1997. The carrying value of securities on deposit with various governmental agencies was $23.8 million and $18.6 million at December 31, 1997 and 1996, respectively, and is included in fixed maturities held to maturity in the accompanying Consolidated Balance Sheets. In addition, as more fully explained in Note 7, securities with a carrying value of $53.8 million at December 31, 1997 have been pledged or are held in trust in connection with certain reinsurance transactions.

     The Company's investments in excess of 10 percent of shareholders' equity at December 31, 1997 and 1996, aggregated by issuer and excluding investments issued or guaranteed by the United States, consisted of the following (in thousands):



                                               CARRYING VALUE
                                         ------------------------
                                            1997           1996
                                         ---------      ---------
     Fixed maturities:
          State of Florida               $  20,980      $  23,472
                                         ---------      ---------
                                         ---------      ---------

(5)  LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

     The Company establishes an estimated liability for losses and loss adjustment expenses with respect to reported claims and claims incurred but not yet reported as of the end of each accounting period. The Company establishes its liability based on facts then known, estimates of future claims trends and other

                        RISCORP, INC. AND SUBSIDIARIES
factors, including the Company's experience with similar cases and historical Company and industry trends, such as reserving patterns, loss payment patterns, claim closure and reporting patterns, and product mix.

     Activity in the liability for losses and loss adjustment expenses for the years ended December 31, 1997, 1996 and 1995 is summarized as follows (in thousands):




                                                                                        1997           1996            1995
                                                                                     ----------     ----------      ---------

Gross reserves for losses and loss adjustment expenses, beginning of period          $  458,239     $  261,700      $  12,668
Less reinsurance recoverables                                                           180,698        100,675          7,398
Less SDTF recoverables                                                                   49,505         51,836            671
Less prepaid managed care fees                                                           31,958         16,369              -
                                                                                     ----------     ----------      ---------
Net balance at January 1                                                                196,078         92,820          4,599
                                                                                     ----------     ----------      ---------
Assumed during year from loss portfolio transfers and acquisitions                            -         88,212        123,854
                                                                                     ----------     ----------      ---------

Incurred losses and loss adjustment expenses related to:
     Current year                                                                       125,764        123,986         87,467
     Prior years                                                                         (2,401)         3,023          5,198
                                                                                     ----------     ----------      ---------
        Total incurred losses and loss adjustment expenses                              123,363        127,009         92,665
                                                                                     ----------     ----------      ---------
Paid related to:
     Current year                                                                        45,646         56,088         33,069
     Prior years                                                                         74,639         55,875         95,229
                                                                                     ----------     ----------      ---------
        Total paid                                                                      120,285        111,963        128,298
                                                                                     ----------     ----------      ---------
Net balance at December 31                                                              199,156        196,078         92,820

Plus reinsurance recoverables                                                           184,251        180,698        100,675
Plus SDTF recoverables                                                                   45,211         49,505         51,836
Plus prepaid managed care fees                                                            8,420         31,958         16,369
                                                                                     ----------     ----------     ----------
Gross reserves for losses and loss adjustment expenses, at December 31               $  437,038     $  458,239     $  261,700
                                                                                     ----------     ----------     ----------
                                                                                     ----------     ----------     ----------


     The Company recognizes recoveries from the SDTF and subrogation from third parties as a reduction of incurred losses. In determining the best estimate of the effect of these recoveries on the ultimate cost of all unpaid losses and loss adjustment expenses, the Company utilizes historical and industry statistics. The estimated amount of recoveries from the SDTF included as a reduction to the liability for losses and loss adjustment expenses was $45.2 million and $49.5 million at December 31, 1997 and 1996, respectively.

     The 1995 activity in the liability for losses and loss adjustment expenses reflects the acquisition of RIC on January 1, 1995. Adverse development in 1996 occurred due to deterioration in 1993 and prior accident years offset in part by improved experience for the 1995 accident year. The favorable development in 1997 is discussed in Note 21.


(6)  STATE OF FLORIDA SPECIAL DISABILITY TRUST FUND

     Florida operates the SDTF that reimburses insurance carriers, self-insurance funds and self-insured employers in Florida for certain workers' compensation benefits paid to injured employees. SDTF reimburses claim payments made to a claimant whose injury merges with, aggravates or accelerates a pre-existing permanent physical impairment. The SDTF is managed by the State of Florida and is funded

                         RISCORP, INC. AND SUBSIDIARIES
through assessments against insurers and self-insurers providing workers' compensation coverage in Florida. RISCORP's pro-rata amount of the SDTF assessment is based upon its written premiums compared to the total workers' compensation premiums written by all Florida insurers and self-insurance funds. Should a carrier stop writing business, it has no obligation for future assessments. The SDTF's assessment formula has historically yielded sufficient revenues for annual reimbursement payments and for costs associated with administering the SDTF. The SDTF has not prefunded its claims liability and no reserves currently exist. As of September 30, 1996, the SDTF had an actuarial projected undiscounted liability of $4.0 billion based on a study performed for the SDTF by independent actuarial consultants. In addition, the SDTF actuarial study indicated that, at the current assessment rates, the payment of the existing liability would take numerous years.

     Under Florida sunset laws applicable to some state-sponsored funds, the SDTF would have expired on November 4, 1996 unless affirmative action was taken by the legislature to continue the SDTF. By action of the legislature, the SDTF was continued and not scheduled for further review under Florida sunset laws until the year 2000. However, in early 1997, the Florida legislature passed a bill substantially changing the SDTF. The SDTF will accept no claims with accident dates after December 31, 1997. Certain SDTF claims may have to be refiled for reimbursement and such filing may require a refiling fee. Additionally, companies accruing SDTF recoveries may be statutorily limited in the level of recoverables they may be allowed to carry. The bill provides for a funding mechanism through which companies writing workers' compensation insurance in Florida will be assessed an annual charge to cover payments made by the SDTF. The Company believes that even in the event of default by the SDTF, the existing reimbursements of the SDTF would become general obligations of the State of Florida.

     For the years ended December 31, 1997, 1996 and 1995, SDTF cash recoveries were $5.9 million, $2.5 million and $0.9 million, respectively. SDTF assessments were $6.8 million, $11.7 million and $12.9 million for the years ended December 31, 1997, 1996 and 1995, respectively.

     In December 1997, the American Institute of Certified Public Accountants issued a Statement of Position ("SOP") 97-3, "Accounting by Insurance and Other Enterprises for Insurance-Related Assessments." This SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The SOP provides guidance for determining and measuring a liability for guaranty-fund and other insurance-related assessments, including second injury trust funds. Management is currently assessing the impact, if any, of this SOP on the future financial results of the Company's insurance subsidiaries.


(7)   REINSURANCE

     (a)  GENERAL

     The Company is involved in the cession of insurance to certain unaffiliated insurance and reinsurance companies under specific excess of loss and quota share reinsurance contracts. Amounts by

                          RISCORP, INC. AND SUBSIDIARIES
which certain financial statement balances have been reduced as a result of these reinsurance contracts as of and for the years ended December 31, 1997, 1996 and 1995 are as follows (in thousands):




                                                          1997          1996            1995
                                                       ----------    ----------      ----------
     Premiums written                                  $  143,983    $  192,528      $  161,696
     Premiums earned                                      167,274       165,022         139,144
     Reserve for losses and loss adjustment expenses      183,150       180,698         100,675
     Unearned premiums                                     25,842        49,788          21,880

     Ceded losses and loss adjustment expenses were $73.9 million, $152.3 million and $78.7 million for the years ended December 31, 1997, 1996 and 1995, respectively, and are reflected as reductions in the related financial statement balances.

     Effective January 1, 1995, RIC and RPC entered into quota share reinsurance agreements with American Re-Insurance Company ("AmRe"), whereby RIC and RPC ceded50 percent of new and renewal premiums written and losses incurred. These reinsurance agreements provide for the payment of a ceding commission at rates which vary from 27.5 percent to 60 percent based on the loss ratio of the business ceded, excluding unallocated loss adjustment expenses. The provisional ceding commission provided for in the reinsurance agreements was 33 percent. These reinsurance agreements will remain in force for an unlimited period of time, but may be terminated by either party at any December 31 after December 31, 1995. The Company and AmRe are parties to a senior subordinated note agreement in the principal amount of $15.0 million due 2002. Under the terms of the note agreement, the Company must maintain the quota share treaty or other comparable reinsurance agreements with AmRe for a minimum period of five years beginning January 1, 1995 (see Note 21). Ceding commissions earned under the AmRe reinsurance agreements were $50.0 million, $58.2 million and $48.6 million for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997 and 1996, the Company was contingently liable for return ceding commissions to AmRe of $9.3 million and $21.2 million, respectively.

     Effective September 1, 1996, RIC entered into a retrocessional reinsurance agreement with Chartwell Reinsurance Company, whereby Chartwell Reinsurance Company retrocedes to the Company 50 percent of workers' compensation business written by RMS (an affiliate of the Company) as underwriting manager for Virginia Surety Company, Inc. ("Virginia Surety"). The reinsurance agreement provides for a profit commission in addition to the 30 percent ceding commission based on the loss ratio and other expenses incurred under the contract. The initial profit commission calculation will take place on September 1, 2000.
This agreement terminated on December 31, 1997; however the Company continues to be responsible for its portion of the losses incurred on policies reinsured before the termination date.

     On April 18, 1997, the Company entered into a trust agreement with Chartwell Reinsurance Company whereby the Company agreed to maintain in trust for the benefit of Chartwell Reinsurance Company 102 percent of the Company's portion of the outstanding loss reserves and unearned premiums. As of December 31, 1997, the market value of the securities in the trust account was $8,645,981 and the required trust account balance, based on the outstanding loss reserves and unearned premium reserves, was $5,159,689. The balance in this trust account is generally adjusted on a monthly basis, one month in arrears.

                        RISCORP, INC. AND SUBSIDIARIES

     Effective January 1, 1996, RPC entered into a quota share reinsurance agreement with Allstate Insurance Company, Chartwell Reinsurance Company, Signet Star Reinsurance Company and San Francisco Reinsurance Company, whereby the Company ceded 90 percent of its inforce, new or renewal gross written premiums for commercial umbrella coverage for the period January 1, 1996 to December 31, 1996. The maximum limits under this agreement are $5.0 million per insured, per occurrence. The reinsurance agreement provides for the payment of a ceding commission of 30 percent of the ceded premiums. This reinsurance agreement will remain in force for an unlimited period of time, but may be terminated by either party at December 31, 1996 or any December 31 thereafter. During 1997, Allstate Insurance Company and San Francisco Reinsurance Company were replaced on this reinsurance agreement by Scor Reinsurance Company and Hartford Fire Insurance Company, respectively. All other terms and conditions of the reinsurance agreement were unchanged. This agreement was terminated at December 31, 1997; however, the reinsurer continues to be responsible for their portion of all losses incurred on policies effective before the termination date.

     Effective January 1, 1996, RPC entered into a quota share reinsurance agreement with Allstate Insurance Company, Chartwell Reinsurance Company, Signet Star Reinsurance Company, San Francisco Reinsurance Company and Great Lakes American Reinsurance Company, whereby the Company ceded 90 percent of its inforce, new or renewal gross written premiums for commercial property coverage for the period January 1, 1996 to December 31, 1996. The limits of coverage under this agreement are 90 percent of $2.5 million per risk, subject to an occurrence limitation of not less than $10.0 million nor greater than $15.0 million. The reinsurance agreement provides for the payment of a ceding commission of 30 percent of ceded premiums. This reinsurance agreement will remain in force for an unlimited period of time, but may be terminated by either party at December 31, 1996 or any December 31 thereafter. During 1997, Allstate Insurance Company and San Francisco Reinsurance Company were replaced on this reinsurance agreement by Scor Reinsurance Company and Hartford Fire Insurance Company, respectively. All other terms and conditions of the reinsurance agreement were unchanged. This agreement was terminated at December 31, 1997; however, the reinsurer continues to be responsible for their portion of all losses incurred on policies effective before the termination date.

     Effective January 1, 1996, RPC entered into a commercial casualty excess of loss reinsurance agreement with Allstate Insurance Company, Chartwell Reinsurance Company, Signet Star Reinsurance Company and San Francisco Reinsurance Company, whereby the Company ceded 100 percent of all losses incurred on business inforce, written or renewed during the term of this agreement, per occurrence, in excess of $250,000 to $1,000,000. The Company is required to pay 11.5 percent of earned premiums subject to a minimum premium of $483,000 under the agreement. This reinsurance agreement will remain in force for an unlimited period of time, but may be terminated by either party at December 31, 1996 or any December 31 thereafter. During 1997, Allstate Insurance Company and San Francisco Reinsurance Company were replaced on this reinsurance agreement by Scor Reinsurance Company and Hartford Fire Insurance Company, respectively. All other terms and conditions of the reinsurance agreement were unchanged. This agreement was terminated at December 31, 1997; however, the reinsurer continues to be responsible for their portion of all losses incurred on policies effective before the termination date.

                         RISCORP, INC. AND SUBSIDIARIES

     Effective September 1, 1995, RPC entered into a medical excess of loss reinsurance agreement with Cologne Life Reinsurance Company, whereby the Company ceded 100 percent of all losses incurred per insured, per agreement year, in excess of $150,000 up to $1.0 million. The Company pays $6.79 per certificate of insurance per month for this coverage. The agreement is continuous, but can be canceled by either party at September 1, 1996 or any September 1 thereafter.

     RIC, RNIC and RPC ceded losses in excess of $500,000 to Continental Casualty Company ("CNA") under an excess of loss reinsurance treaty effective January 1, 1997. This treaty contains a corridor deductible of $1,250,000 which is applicable in the aggregate to claims in the $500,000 excess of $500,000 corridor for the Company. RIC and RPC had a similar contract with CNA effective January 1, 1996 with a corridor deductible of $1,000,000. While the contract contains provisions for minimum and deposit premiums, the premiums for 1997 based on earned premiums exceeded the minimum premium provisions specified under the contract.

     RNIC has ceded losses in excess of $500,000 to CNA under three separate excess of loss reinsurance treaties. These treaties have effective dates of January 1, June 14, and September 1, 1996 and provide for the payment of premiums to CNA based on earned premiums. While the contracts contain provisions for minimum premiums, the premiums for 1996 exceed the minimum premium provisions specified under these contracts. Each of these treaties with CNA expired on January 1, 1997.

     In connection with the proposed sale to Zenith (as more fully described in Note 15), RIC and RPC entered into an interim reinsurance agreement and cut-through endorsement covering all inforce business as of June 17, 1997 and all new and renewal business written after June 17, 1997 on Florida workers' compensation policies. In connection with this agreement, Zenith required that 33 percent of the direct written premiums and 33 percent of the initial unearned premiums subject to this agreement be deposited into a trust account for the benefit of Zenith. In addition, the agreement requires the Company to pay a fee to Zenith of 1 percent of subject premiums.

     As of December 31, 1997, the market value of the securities in the trust account was $52,413,270 and the required trust account balance, based on the direct written premiums for the period June 18, 1997 through December 31, 1997 and the unearned premiums at June 17, 1997, was $51,567,757. The balance in the trust account is generally adjusted on a monthly basis, one month in arrears.
In addition, the Company incurred fees to Zenith of $1.4 million during 1997 under this agreement.

     Effective October 1, 1996, RNIC entered into a quota share reinsurance agreement with Chartwell Reinsurance Company, Swiss Reinsurance America Corporation and Trenwick America Reinsurance Corporation (collectively the "Reinsurers"), whereby the Company ceded 65 percent of its net unearned premiums as of October 1, 1996 and 65 percent of net written workers' compensation and employers liability premiums, new or renewal, for the period October 1 to December 31, 1996. Effective January 1, 1997, RNIC reduced the ceded quota share amount to 60 percent. The reinsurance agreement provides for the payment of a ceding commission at rates which vary from 27 percent to 49 percent based on the loss ratio of the business ceded. The provisional ceding commission contained in the reinsurance agreement was

                        RISCORP, INC. AND SUBSIDIARIES

33 percent. This reinsurance agreement was terminated at December 31, 1997; however, the reinsurer continues to be responsible for their portion of all losses incurred on policies effective before the termination date.

     RNIC entered into an agreement with the Insurance Company of New York ("INSCORP") and Chartwell Reinsurance Company, effective January 1, 1997, to issueassumption of liability endorsements ("ALE") to certain policyholders of RNIC. This agreement expired on December 31, 1997 and was not renewed. In connection with this agreement, RNIC was required to provide INSCORP and Chartwell Reinsurance Company with letters of credit in amounts equal to 29.2 percent of the gross written premiums on all ALE policies plus $1,250,000. The agreement also required RNIC to pay a fee of .5 percent of gross premiums subject to a minimum fee of $50 and a maximum fee of $1,000 per ALE.

     As of December 31, 1997, based on the gross premiums subject to ALE's, RNIC provided letters of credit of $3,742,090 under this agreement. These letters of credit are secured by certificates of deposits and are included in the accompanying balance sheets under the caption "Cash and short-term investments--restricted." In addition, RNIC incurred fees of $38,797 during 1997 under this agreement.

     RNIC also maintains specific excess of loss coverage on the run off of the Atlas book of business with Allstate Insurance Company.

     The combined reinsurance recoverables and ceded unearned premiums (by reinsurer) in excess of three percent of shareholders' equity as of December 31, 1997 are detailed below (in thousands):


                                                     REINSURANCE         CEDED UNEARNED
     REINSURER                                       RECOVERABLES           PREMIUMS
     --------------------------------------------    ------------        --------------

     American Re-Insurance Company                     $  89,437            $  20,995
     Continental Casualty Company                         42,841                    -
     TIG Reinsurance Company                               9,286                    -
     Chartwell Reinsurance Company                        22,198                2,350
     Swiss Reinsurance America Company                    11,041                1,175
     Trenwick American Reinsurance Company                11,041                1,175


     The unaffiliated reinsurers of each of the Company's insurance subsidiaries are reinsurance companies with A.M. Best ratings of A- or higher. The Company actively monitors and evaluates the financial condition of its reinsurers. As a result, the Company does not believe it has any significant credit risk associated with unaffiliated reinsurance recoverables. To the extent that the reinsurers are unable to meet their contractual obligations, the Company is contingently liable for any losses and loss adjustment expenses ceded.

     At December 31, 1997 and 1996, reinsurance recoverables consisted of $184.3 million and $180.7 million of recoverables for unpaid losses and loss adjustment expenses. At December 31, 1997, $89.4 million of the reinsurance recoverable balance related to RIC's and RPC's quota share agreement with one

                           RISCORP, INC. AND SUBSIDIARIES
reinsurer. The remaining recoverable balance of $94.9 million reflected estimated recoveries from 17 unaffiliated reinsurers that provided quota share, specific and aggregate excess of loss coverage. The previous table includes all reinsurance recoverables in excess of three percent of shareholders' equity at December 31, 1997.

     (b)  ASSUMPTION REINSURANCE TRANSACTIONS

     During 1996, RNIC entered into loss portfolio transfer and assumption reinsurance agreements with National Alliance for Risk Management ("NARM"), a North Carolina self-insured workers' compensation fund; Occupational Safety Association of Alabama ("OSAA"), an Alabama self-insured workers' compensation fund; and three NARM self insurance funds in Virginia ("NARM - Virginia"). Under the terms of the agreements, RNIC assumed 100 percent of the outstanding loss reserves (including incurred but not reported losses) and the outstanding unearned premiums as of the respective dates of transfer. RNIC issued assumption certificates to all affected policyholders.

     The following loss portfolio transfers and assumption reinsurance agreements were entered into by RNIC during 1996 (in thousands):



                                                      LOSSES ASSUMED AT      UNEARNED PREMIUMS
     ENTITY                      EFFECTIVE DATE       DATE OF TRANSFER      AT DATE OF TRANSFER
     ---------------------    -------------------   --------------------   --------------------
     NARM                     June 14, 1996             $  34,544                $  5,209
     OSAA                     September 1, 1996            49,716                       -
     NARM - Virginia          October 1, 1996               3,057                     996
                                                        ---------                --------
     Total                                              $  87,317                $  6,205
                                                        ---------                --------
                                                        ---------                --------


     RISCORP received cash and marketable securities from the ceding companies of $93.5 million to fund the loss and unearned premium reserves assumed in connection with these transactions. In addition, OSAA transferred to RNIC $11.0 million in OSAA member deposits and cash of $11.0 million. RNIC refunded the deposits to the policyholders during 1997 upon completion of final premium audits for the 1996 policy year.


(8)  MANAGED CARE AGREEMENTS

     The Company is party to arrangements with both Humana Medical Plans, Inc. ("Humana"), an unaffiliated health maintenance organization ("HMO"), and RISCORP Health Plans, Inc. ("RHP"), an affiliated HMO, whereby, upon policyholder election to participate, the Company's medical claim costs are fixed for the first three years of each claim. On May 1, 1996, the Company terminated its arrangement with RHP; however, injured individuals are covered for three years following any accident occurring during policy periods in effect prior to termination. The Humana arrangement, which commenced July 1, 1995, was renewed for one additional year at the anniversary date. Under the Humana arrangement, injured individuals are covered for three years following any accident occurring within the policy periods. On October 30, 1997, the Company entered into a loss portfolio transfer agreement with RHP to transfer the liability of RHP under the managedcare agreement. The remaining liability under the managed care

                          RISCORP, INC. AND SUBSIDIARIES
agreement was determined by the Company's consulting actuarial firm to be $8.0 million and on November 4, 1997, RHP transferred $8.0 million to the Company in full satisfaction of RHP's liability under the managed care agreement. The fees paid to Humana and RHP are recognized as prepaid assets and losses and loss adjustment expenses in the Consolidated Balance Sheets. Included in losses and loss adjustment expenses were $6.1 million, $30.6 million and $19.0 million of such fees for the years ended December 31, 1997, 1996 and 1995, respectively.

     To the extent that Humana is unable to meet its contractual obligations under the agreements, the Company is liable for any unpaid losses and loss adjustment expenses. At December 31, 1997 and 1996, estimated unpaid losses and loss adjustment expenses to be covered by Humana were $4.8 million and $17.7 million, respectively.


(9)  INCOME TAXES

     The components of income taxes for the years ended December 31, 1997, 1996 and 1995 are as follows (in thousands):



                                               1997           1996         1995
                                             --------      ---------     --------
     Current:
        Federal                              $  6,197      $  17,919     $  4,042
        State                                     798          2,280        1,037
                                             --------      ---------     --------
           Total current                        6,995         20,199        5,079
                                             --------      ---------     --------
      Deferred:
         Federal                                  305        (12,126)         219
         State                                      -            129         (199)
                                             --------      ---------     --------
            Total deferred                        305        (11,997)          20
                                             --------      ---------     --------
            Total income taxes               $  7,300      $   8,202     $  5,099
                                             --------      ---------     --------
                                             --------      ---------     --------

     The differences between taxes computed at the federal statutory rate and recorded income tax expense for the years ended December 31, 1997, 1996 and 1995 are as follows (in thousands):


                                                   1997           1996         1995
                                                 --------       --------     --------
   Computed "expected" tax expense               $  5,105       $  3,710     $  6,574
   State taxes in excess of federal benefit           519          1,336          545
   Non-taxable income                              (1,188)          (982)        (637)
   Goodwill and other amortization                    801          2,437         (287)
   Valuation allowance                                412              -            -
   S corporation earnings                               -              -         (984)
   Fines and penalties                                 64            543            -
   Amounts related to prior years                       -            980            -
   Other                                            1,587            178         (112)
                                                 --------       --------     --------
      Income tax expense                         $  7,300       $  8,202     $  5,099
                                                 --------       --------     --------
                                                 --------       --------     --------

                         RISCORP, INC. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are as follows (in thousands):


                                                                   1997         1996
                                                                ---------     --------
     Deferred tax assets:
        Unearned premium                                        $   2,132     $  3,688
        Discount on reserve for losses and loss adjustment
        expenses                                                   14,160       13,149
        Accrued settlement costs                                    4,550            -
        Accrued employee benefits                                     575          709
        Bad debts                                                   2,450        5,950
        Deferred acquisition costs                                    422            -
        Other                                                         811        1,507
                                                                 --------     --------
           Gross deferred tax assets                               25,100       25,003
                                                                 --------     --------

     Deferred tax liabilities:
        Deferred acquisition costs                                      -          156
        Unrealized gains on investments                             1,077          952
        Depreciation                                                  645          446
        Other                                                         846          898
                                                                 --------    ---------
           Gross deferred tax liabilities                           2,568        2,452
                                                                 --------    ---------
           Deferred tax assets before valuation allowance          22,532       22,551
           Valuation allowance                                       (412)           -
                                                                ---------    ---------
           Net deferred tax asset                               $  22,120    $  22,551
                                                                ---------    ---------
                                                                ---------    ---------

     The Company estimated it could realize $22.1 million of its December 31, 1997 net deferred tax asset through the carryback of future tax losses to prior years or the generation of future taxable income, and it is more likely than not that the tax benefits of the deferred tax assets will be realized. Accordingly, a valuation allowance of $0.4 million relating to the December 31, 1997 deferred taxes has been established. No valuation allowance was necessary at December 31, 1996.


(10) NOTES PAYABLE

     Notes payable consist of the following at December 31, 1997 and 1996 (in thousands):

                                                                           1997             1996
                                                                        ---------        ---------
     Subordinated notes from quota share reinsurer,
         bearing interest at 12%; matures December 31, 2002.            $  15,000        $  15,000

     Note payable from acquisition of subsidiary, with implicit interest rate of 9.76% computed on the payment
         stream; matures November 9, 1998.                                    330              756

     Term loan, implicit interest rate of 12% computed on
         the payment stream; matures January 1, 1999.                         279              470

     Notes payable on five automobiles, bearing interest
         at 7%; various maturities throughout 2000.                             -               77
                                                                        ---------        ---------
                                                                        $  15,609        $  16,303
                                                                        ---------        ---------
                                                                        ---------        ---------

                       RISCORP, INC. AND SUBSIDIARIES

     Notes payable at December 31, 1997 are due as follows (in thousands):

          1998                                         $      586
          1999                                                 23
          2000                                                  -
          2001                                                  -
          2002 and thereafter                              15,000
                                                        ---------

                                                        $  15,609
                                                        ---------
                                                        ---------

     The Company is in compliance with debt covenant requirements under the AmRe note agreement.


(11)  SHAREHOLDERS' EQUITY

     The Company has 100 million shares of $.01 par value Class A Common Stock authorized and 11,855,917 issued and outstanding shares at December 31, 1997 and 1996, respectively. Class B Common Stock, par value $.01, consists of 100 million shares authorized and 24.3 million shares issued and outstanding at December 31, 1997 and 1996, respectively. Ten million shares of preferred stock are authorized, but no shares are issued or outstanding. The characteristics of the Class B Common Stock are identical to those of the Class A Common Stock, except that each holder of the Class B Common Stock is entitled to 10 votes for each share held. The Class B Common Stock may be converted into Class A Common Stock at any time at the election of the holders on a one-for-one basis.

     The Company's insurance subsidiaries are limited by statute in their ability to distribute unassigned surplus without approval of the Commissioner of Insurance for the state of domicile. Dividends or distributions to shareholders that are made under these statutes and that do not require the prior approval of the FDOI or the MDOI are determined based on a combination of an insurer's net income, realized and unrealized capital gains, percentages of dividends and distribution of surplus, and the relationship of surplus after the dividend or distribution is made to the minimum required statutory surplus. The Company did not declare any shareholder dividends during 1997 and 1996. In December 1997, RISCORP received a dividend of $2.2 million from RPC. The Company paid dividends to participating policyholders of $8.6 million, $9.2 million and $1.6 million for the years ended December 31, 1997, 1996 and 1995, respectively. As of December 31, 1997, the Company's insurance subsidiaries have the ability to dividend $13.5 million to RISCORP without the prior approval of the FDOI or the MDOI, consisting of $12.3 million from RPC, $1.2 million from RNIC and $0 from RIC.

     Combined statutory policyholders' surplus as of December 31, 1997 and 1996, and combined statutory net income for the years ended December 31, 1997 and 1996 for the Company's insurance subsidiaries, were as follows (in thousands):




                                                           1997         1996
                                                        ---------    ---------
     Policyholders' surplus                             $  96,280    $  90,639
     Net income                                            11,042       13,980

                           RISCORP, INC. AND SUBSIDIARIES

     In order to facilitate the regulators' responsibility to monitor insurer solvency, the National Association of Insurance Commissioners issued a model law in January 1995 to implement risk-based capital ("RBC") reporting requirements for property and casualty insurance companies. The model law is designed to assess capital adequacy and the level of protection that statutory surplus provides for policyholder obligations. The RBC formula for property and casualty insurance companies measures four major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss development and inadequate pricing; (ii) credit risk, which evaluates the declines in asset values; (iii) investment risk, which evaluates declines in asset values; and (iv) off balance sheet risk. Pursuant to the model law, insurers having less statutory surplus than required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy. RPC and RIC are domiciled in the State of Florida which has yet to adopt the provisions of the RBC model law; however, these insurance subsidiaries monitor their RBC results in anticipation of future filings. The Company's third insurance subsidiary, RNIC, is domiciled in the State of Missouri and RBC information is filed with state regulators. RBC is calculated on an annual basis. At December 31, 1997, the Company's insurance subsidiaries had statutory surplus in excess of any action level requirements.


(12) STOCK OPTIONS

     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"). SFAS 123 establishes a method of accounting for stock-based compensation that is based on the fair value of stock options and similar instruments and is effective for fiscal years beginning after December 15, 1995. The adoption of SFAS 123 is not required and the Company has elected to continue following Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," for measuring compensation cost. Had the Company adopted SFAS 123, pro forma net income and earnings per share for the years ended December 31, 1997, 1996 and 1995 would have been as follows (in thousands, except per share data):



                                                           1997           1996           1995
                                                         --------       --------      ---------
   Net income                      - as reported         $  7,286       $  2,398      $  13,683
                                   - pro forma              5,286          1,933         13,506
   Net income per
     common share-diluted          - as reported         $   0.20       $   0.07      $    0.45
                                   - pro forma               0.14           0.06           0.45


     In conjunction with the reorganization discussed in Note 1, stock options of the Company were substituted for options previously granted to certain officers and employees of the Company's affiliates. Options granted in 1997 are exercisable for 10 years after the date and the options vest over periods ranging from immediately to 2 years. In 1996 and 1995, options are exercisable for 12 years after the date of the grant and the options vest over periods ranging from two to nine years.

                      RISCORP, INC. AND SUBSIDIARIES

     A summary of the status of the Company's Stock Option Plan as of and for the years ended December 1997, 1996 and 1995 is presented below:



                                                    1997                          1996                          1995
                                       ------------------------------   ---------------------------  --------------------------

                                                          WEIGHTED                      WEIGHTED                     WEIGHTED
                                                          AVERAGE                       AVERAGE                      AVERAGE
     OPTIONS                               SHARES      EXERCISE PRICE     SHARES     EXERCISE PRICE    SHARES    EXERCISE PRICE
     -------                               ------      --------------     ------     --------------    ------    --------------
     Outstanding,
          Beginning of year              3,078,779          $3.67        2,556,557      $3.96        1,854,392       $3.01
          Granted                        2,533,326           4.43        1,572,538       6.84          702,165       $6.50
          Exercised                              -              -          (17,999)      3.61                -           -
          Canceled                      (3,078,779)          3.67       (1,032,317)      9.22                -           -
                                        ----------          -----       ----------      -----        ---------       -----
     Outstanding, end of year            2,533,326          $4.43        3,078,779      $3.67        2,556,557       $3.96
                                        ----------          -----       ----------      -----        ---------       -----
                                        ----------          -----       ----------      -----        ---------       -----

     Options
     exercisable at year end             1,085,711          $6.67          731,849      $2.08          193,657       $0.73
                                        ----------          -----        ---------      -----        ---------       -----
                                        ----------          -----        ---------      -----        ---------       -----

     Weighted average fair value of
          options granted during the year           $1.92                          $5.44                        $5.67
                                                    -----                          -----                        -----
                                                    -----                          -----                        -----


     The fair value of each option has been estimated on the date the option was granted using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997, 1996 and 1995, respectively: dividend yield of 0 percent for all years; expected volatility of 62 percent for 1997 and 60 percent for 1996 and 1995; risk-free interest rate of 5.5 percent
(1997), 8.1 percent (1996) and 6.5 percent (1995); and expected lives of 10 years for 1997 and 12 years for 1996 and 1995. Due to events subsequent to December 31, 1997 and 1996, the amount shown above for the weighted average fair value of options granted during 1997 and 1996 may not be indicative of the current market value of the Company's stock.

     The exercise price of options granted were determined to be not less than the fair market value of the Class A Common Stock on the date the option was granted, with the exception of options for 387,314 and 2,604 shares made to two employees at exercise prices of $0.72 and $4.50, respectively, and fair values of $22.78 and $12.54, respectively. Compensation expense recognized for options with exercise prices below fair market value totaled $0, $0.3 million and $0.7 million for the years ended December 31, 1997, 1996 and 1995, respectively.
This compensation expense was reversed in the fourth quarter of 1997 following termination of these options.

     The following table summarizes information about stock options outstanding at December 31, 1997:



                                          OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                          -------------------------------------------------------   ------------------------------
          RANGE OF                NUMBER         WEIGHTED AVG                              NUMBER      WEIGHTED
          EXERCISE              OUTSTANDING        REMAINING           WEIGHTED AVG     EXERCISABLE   AVG EXERCISE
           PRICES               AT 12/31/97    CONTRACTUAL LIFE       EXERCISE PRICE    AT 12/31/97      PRICE
          --------             ------------    ----------------       --------------    -----------   ------------
           $  2.75             1,447,615         9.4 years             $  2.75                   -      $     -
           $  5.00               542,855         9.4 years                5.00             542,855         5.00
           $  7.50               361,904         9.4 years                7.50             361,904         7.50
           $ 10.00               180,952         9.4 years               10.00             180,952        10.00
                               ---------         ---------             -------           ---------      -------
                               2,533,326         9.4 years             $  4.43           1,085,711      $  6.67
                               ---------         ---------             -------           ---------      -------
                               ---------         ---------             -------           ---------      -------


                      RISCORP, INC. AND SUBSIDIARIES

(13) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31, 1997 and 1996 (in thousands):





                                        ESTIMATED
                                       USEFUL LIFE         1997         1996
                                       -----------      ---------    ---------
     Furniture and equipment             3-7 years      $  16,542    $  15,984
     Building                             39 years          8,084        7,846
     Leasehold improvements             5-10 years          4,810        4,896
     Software                              3 years          6,758        5,041
     Land                                                   1,200        1,200
                                                        ---------   ----------
                                                           37,394       34,967
     Less accumulated depreciation and amortization       (10,729)      (7,462)
                                                        ---------    ---------
                                                        $  26,665    $  27,505
                                                        ---------    ---------
                                                        ---------    ---------

     Depreciation and amortization expense related to property and equipment totaled $4.9 million, $3.6 million and $2.0 million for the years ended December 31, 1997, 1996 and 1995, respectively. Included in these amounts is amortization expense of $1.4 million, $0.8 million and $0.2 million for the years ended December 31, 1997, 1996 and 1995, respectively, related to both purchased and capitalized internally developed software costs.


(14) LEASES

     The Company leases space for some of its office facilities under non-cancelable operating leases expiring through January 2002, with renewal options available for certain leases. Total rental expense for the years ended December 31, 1997, 1996 and 1995 was $1.7 million, $1.3 million and $0.9 million, respectively. At December 31, 1997, the Company was obligated under aggregate minimum annual rentals as follows (in thousands):


          YEAR ENDED DECEMBER 31,    ANNUAL RENTAL
          ----------------------     -------------
          1998                              $  950
          1999                                 455
          2000                                 327
          2001                                 182
          2002                                  33
          Thereafter                             -
                                             -----
                                          $  1,947
                                          --------
                                          --------

                          RISCORP, INC. AND SUBSIDIARIES

(15) EMPLOYEE HEALTH BENEFITS

     The Company self-insures its employees' health benefits and has purchased excess insurance that limits its exposure to $1.1 million in the aggregate and $50,000 per occurrence. The Company estimates its liability for unpaid claims based on aggregate limits for health insurance payments less actual payments made. These estimates are continually reviewed and adjustments, if any, are reflected in current operations. Included in accrued expenses at December 31, 1997 and 1996 is a liability for self-insured health benefits of $0.9 million and $0.4 million, respectively. Expenses for self-insured health benefits were $3.3 million, $2.6 million and $1.4 million for the years ended December 31, 1997, 1996 and 1995, respectively.

     There were no employee benefit plans in 1997. Expenses relating to employee benefit plans were $0.4 million and $0.2 million for the years ended December 31, 1996 and 1995, respectively.

(16) RELATED PARTY TRANSACTIONS

     The Company had accounts receivable of $0.8 million from several affiliates which are included in accounts and notes receivable-other in the accompanying Consolidated Balance Sheets at December 31, 1997. Additionally, the Company had accounts and notes payable of $1.2 million at December 31, 1996 to those same affiliates.

     In addition, the Company contracted with affiliated entities for transportation, facilities management, and custodial and maintenance services. The Company also leased parking facilities from affiliated entities. Expenses relating to these services totaled $0.1 million, $1.6 million and $2.5 million for the years ended December 31, 1997, 1996 and 1995, respectively. These expenses are included in commissions, general and administrative expenses in the accompanying Consolidated Statements of Income.

     The Company paid brokerage fees to an affiliated company for the negotiation and placement of reinsurance under several specific excess of loss coverages. These fees totaled $0, $0.9 million and $0.8 million for the years ended December 31, 1997, 1996 and 1995, respectively. The Company terminated its agreement with the affiliated company during 1997.

     The Company provides administrative and support services to three affiliated companies. Under these arrangements, one of which terminated in 1996, the Company received $0.6 million, $0.8 million and $1.02 million for the years ended December 31, 1997, 1996 and 1995, respectively. In addition, the Company performed certain unreimbursed services totaling $1.6 million during 1995 for one of these affiliates.

     As described in Note 8, the Company was party to a managed care arrangement with RHP, an affiliated HMO, until May 1, 1996. Fees paid to RHP for the years ended December 31, 1997, 1996 and 1995 totaled $3.7 million, $17.1 million and $1.5 million, respectively. The managed care arrangement with RHP was terminated in October 1997 following its sale to Oxford Health Plans. As more fully described in Note 8, the Company assumed the outstanding liability for unpaid losses and loss adjustment expenses which totaled $8.0 million.

                           RISCORP, INC. AND SUBSIDIARIES

(17) BAD DEBT ALLOWANCE

     The following table summarizes activity in the bad debt allowance account for premiums receivable for the years ended December 31, 1997, 1996 and 1995 (in thousands):


                                                1997           1996         1995
                                            ---------       --------     --------
     Balance at beginning of period         $  17,000       $  5,899         $  5
     Allowance acquired from acquisitions           -            782        7,542
     Additions to allowance                     4,374         31,424        3,852
     Write-offs against allowance             (14,374)       (21,105)      (5,500)
                                            ---------       --------     --------
     Balance at end of period               $   7,000       $ 17,000     $  5,899
                                            ---------       --------     --------
                                            ---------       --------     --------

     Premiums receivable included in the accompanying Consolidated Balance Sheets as of December 31, 1997 and 1996 are summarized as follows (in thousands):

                                                1997           1996
                                            ---------      ---------
     Commercial accounts including final
       premium audit adjustments            $  29,612      $  42,245
     Loss sensitive contracts                  68,804         91,594
     NCCI pool accounts                         6,987              -
     Other                                      1,780          5,239
                                            ---------      ---------
                                              107,183        139,078
     Less bad debt allowance                   (7,000)       (17,000)
                                            ---------      ---------
                                            $ 100,183      $ 122,078
                                            ---------      ---------
                                            ---------      ---------

(18) CONCENTRATION IN A SINGLE STATE

     Although the Company has expanded its operations into additional states, 70 percent, 74 percent and 93 percent of its revenues for the years ended December 31, 1997, 1996 and 1995, respectively, were derived from products and services offered to customers located in Florida. Accordingly, the Company could be adversely affected by economic downturns, significant unemployment, and other conditions that may occur from time to time in Florida, which may not significantly affect its more geographically diversified competitors.

(19) COMMITMENTS AND CONTINGENCIES

     Between November 20, 1996 and January 31, 1997, nine shareholder class action lawsuits were filed against RISCORP, Inc. and other defendants in the United States District Court for the Middle District of Florida (the "Securities Litigation"). In March 1997, the court consolidated these lawsuits and appointed

                           RISCORP, INC. AND SUBSIDIARIES
co-lead plaintiffs and co-lead counsel. The plaintiffs subsequently filed a consolidated complaint. The consolidated complaint named as defendants RISCORP, Inc., three of its executive officers, one non-officer director and three of the underwriters for RISCORP, Inc.'s initial public offering. The plaintiffs in the consolidated complaint purport to represent the class of shareholders who purchased RISCORP, Inc. Class A Common Stock between February 28, 1996 and November 14, 1996. The consolidated complaint alleges that RISCORP, Inc.'s Registration Statement and Prospectus of February 28, 1996, as well as subsequent statements, contained false and misleading statements of material fact and omissions, in violation of sections 11 and 15 of the Securities Act and sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. The consolidated complaint seeks unspecified compensatory damages. Pursuant to court ordered mediation, counsel for the parties have engaged in discussions in an effort to resolve the Securities Litigation. On January 14, 1998, counsel for the Company, counsel for William D. Griffin and counsel for the plaintiffs reached an oral agreement on terms to recommend to their clients to settle this litigation. The proposed settlement is contingent upon the following: consummation of the transactions contemplated by the Purchase Agreement with Zenith, certification of a settlement class, payment by the Company to the settlement class, disclosure of certain documents, interviews of individuals to verify information relating to the settlement and a release against all defendants. Counsel to the parties are in the process of finalizing the initial settlement documents. The settlement will require preliminary approval by the court as to the fairness of the terms of the settlement. Notice to the settlement class and an opportunity to object to the terms of the settlement and to exclude themselves from the settlement class is also required. The settlement must receive final court approval after notice to the settlement class and an opportunity to object or opt out is provided. Not all of the terms of the settlement have been finalized as of this date. Counsel to the parties have agreed to recommend to their respective clients a settlement amount of $21.0 million. The Company estimates that $8.0 million of insurance proceeds will be available for contribution to the settlement amount, as well as related costs and expenses. Given the preliminary nature of this settlement and the various contingencies relating to its consummation, there can be no assurance that this litigation will ultimately be settled on this basis. The Company recognized the $21.0 million proposed settlement and the related insurance proceeds in the accompanying financial statements as of December 31, 1997.

     In April 1996, RISCORP Insurance Company and certain officers and directors were named as defendants in a purported class action suit filed in the United States District Court for the Southern District of Florida (the "Vero Cricket Litigation"). In this action, the plaintiffs claimed that the defendants violated the Racketeer Influenced and Corrupt Organizations Act ("RICO"), breached fiduciary duties and were negligent in the Company's acquisition of Commerce Mutual Insurance Company ("CMIC") in 1995. The plaintiffs sought compensatory and punitive damages and equitable relief and treble damages for the RICO counts. The named plaintiffs, Vero Cricket Shop, Inc., Vero Cricket Shop Too, Inc., and Falls Company of Longboat Key, Inc., claimed to be former policyholders of CMIC and claimed to represent others similarly situated.

     On December 5, 1997, counsel for the parties reached an agreement to recommend to their respective clients a settlement of the claims asserted in the Vero Cricket litigation. Plaintiff's counsel has confirmed that the terms of the settlement are acceptable to the named plaintiffs. The Company's Board of Directors has approved the terms of the settlement, and the final settlement documents are being reviewed by the

                        RISCORP, INC. AND SUBSIDIARIES
parties and counsel. The settlement is contingent upon preliminary approval by the court as to the fairness of the settlement, certification of a settlement class, notice to the settlement class, opportunity of the settlement class members to object and withdraw, no termination by either party and final approval by the court. Pursuant to the terms of the settlement agreement and subject to the satisfaction of the contingencies discussed above, RISCORP Insurance Company will pay to the plaintiffs a settlement amount of $475,000. The Company estimates that 75 percent of the settlement amount will be covered by insurance. The Company recognized the $475,000 proposed settlement and the related insurance proceeds in the accompanying financial statements as of December 31, 1997.

     On September 18, 1997, the United States Attorney's office in Pensacola, Florida announced that a United States grand jury had indicted RISCORP, Inc., RISCORP Management Services, Inc. (a wholly owned, non-regulated subsidiary of RISCORP, Inc.) and five former officers, including William D. Griffin, Founder and Chairman of the Board, for various charges stemming from alleged illegal political campaign contributions. On September 18, 1997, the Board of Directors approved a guilty plea by RMS to a single count of conspiracy to commit mail fraud. The guilty plea was entered by RMS and accepted by the court on October 9, 1997. As a result of an agreement negotiated with the United States Attorney, the court dismissed the indictment against RISCORP, Inc. on the same day. Mr. Griffin has resigned from the Board of Directors of the Company and all other positions with the Company. RMS agreed to cease to operate as a third party administrator effective October 31, 1997. As of December 31, 1996, RMS recorded $1.0 million for the estimated fines and costs related to this matter. On February 18, 1998, a second superseding indictment was issued against the five former officers including Mr. Griffin. Neither the Company nor any of its subsidiaries were named as defendants in the second indictment. The charges asserted in the second indictment, like those in the first indictment, stem from alleged illegal political campaign contributions.

     On July 17, 1997, plaintiffs Thomas K. Albrecht and Peter D. Norman filed, in the Circuit Court of Montgomery County, Alabama, an action against the Company, Mr. William D. Griffin and several other former officers of the Company. The suit alleged violations of federal and state securities laws and breach of contract resulting from the purchase of IAA by the Company in 1996. The plaintiffs sought compensatory and punitive damages and equitable relief.
On or about December 2, 1997, counsel for the Company and counsel for plaintiffs negotiated a settlement of this action. Settlement documents have been approved and executed by all parties. As part of the settlement agreement, the Company paid $2.0 million to plaintiffs, RISCORP, Inc. advanced $2.3 million to plaintiffs against an anticipated final distribution to shareholders and RISCORP, Inc. accelerated a distribution of 790,336 additional shares of Class A Common Stock to the plaintiffs. Such shares were contemplated under the terms of the Agreement and Plan of Merger by and among the Company, RISCORP-IAA, Inc., IAA, Thomas K. Albrecht and Peter D. Norman, dated as of September 17, 1996.
The Company estimates that $2.0 million of insurance proceeds will be available to offset the total settlement amount as well as related costs and expenses.
The Company recognized the $2.0 million proposed settlement and the related insurance proceeds in the accompanying financial statements as of December 31, 1997. As part of the settlement agreement, the plaintiffs agreed to vote all their shares of Class A Common Stock in favor of the Purchase Agreement and the transaction contemplated therein. Plaintiffs are record holders of 1,580,672 shares of Class A Common Stock, and, thus, these plaintiffs hold 13 percent of the outstanding shares of Class A Common Stock.

                         RISCORP, INC. AND SUBSIDIARIES

     On August 20, 1997, RISCORP, Inc., the Company, IAA and Peter Norman were named as defendants in a suit filed in state court in Montgomery, Alabama. The suit alleges common law fraud, breach of contract and breach of fiduciary duty resulting from the acquisition of OSAA in 1996. The suit seeks compensatory and punitive damages and equitable relief. The named plaintiff is OSAA. The Company intends to vigorously defend this action; however, there can be no assurance that it will prevail in the litigation. It should be noted that the frequency of large punitive damage awards bearing little or no relation to actual damages awarded by juries in jurisdictions in which the Company has substantial business, particularly in Alabama, continues to increase universally, creating the potential for unpredictable material adverse judgments in any given punitive damage suit.

     In June 1997, the Company terminated a number of employees in connection with the workforce reduction. As a result of the workforce reduction, a number of former employees have initiated proceedings, including arbitration, against the Company for certain severance benefits. The Company intends to vigorously defend these suits; however, there can be no assurance that it will prevail in these proceedings.

     On March 13, 1998, RIC and RPC were named as defendants in a purported class action against the National Council on Compensation Insurance, Inc. and all insurers selling workers' compensation insurance in the State of Florida from 1985 to 1998. The suit claims the defendants violated the Sherman Antitrust Act, RICO, the Florida Antitrust Act and the common law in the collection of workers' compensation premiums for alleged residual market loads. The suit seeks compensatory and punitive damages and treble damages for the RICO counts. The named plaintiff, Bristol Hotel Asset Company, claims to be a purchaser of Florida workers' compensation insurance and claims to represent others similarly situated. The Company intends to vigorously defend this action; however, there can be no assurance it will prevail in the litigation.

     The Company, in the normal course of business, is party to various lawsuits which management believes will not materially affect the financial position of the Company. Based upon information presently available, and in light of legal and other defenses available to the Company, contingent liabilities arising from threatened and pending litigation are not presently considered by management to be material. However, no assurance can be given, or may be taken that material adverse judgments will not be rendered against the Company as a result of the aforementioned matters.

     Other than as noted above, no provision had been made in the Company's financial statements for the above matters at December 31, 1997 and 1996. In addition, certain of the lawsuits and related legal expenses may be covered under directors and officers' insurance coverage maintained by the Company.

     The Company entered into a contract with the Florida Chamber of Commerce ("the Chamber") in 1993, under which the Company agreed to pay the Chamber $1.0 million annually through 1998 for the Chamber's endorsement of the Company, a non-compete agreement by the Chamber and certain other restrictive covenants. The fee incurred for each of the years ended December 31, 1996 and 1997 under this agreement was $1.0 million. The Company collateralized its obligation under the agreement with an irrevocable letter of credit and RISCORP secured the letter of credit with certificates of deposit. The final payment of $1.0 million under this contract was paid in December 1997.

                        RISCORP, INC. AND SUBSIDIARIES

     On October 9, 1997, the MDOI completed an examination of the Company's books and records as of December 31, 1996. The MDOI issued a final report on the 1996 examination on December 10, 1997. The statutory capital and surplus as of December 31, 1996 determined by the examiners was $29,345,804 compared to $31,012,399 reported by RNIC in its 1996 statutory financial statements. The most significant examination adjustment was the non-admission of an accounts receivable balance relating to the loss portfolio transfer from OSAA in the amount of $900,000. This balance was paid in full by OSAA. The remaining adjustments of $800,000 pertain to items that were either collected or charged to expense during 1997. These examination adjustments relate to the statutory financial statements and have no impact on the GAAP financial statements.

     During February 1998, the FDOI completed an examination of the statutory books and records of RIC and RPC as of December 31, 1996. The FDOI has not yet issued a report; however, based on the February 5, 1998 closing conference with the FDOI examiners, the resolution of the impact of the matters raised by the FDOI will not have a material impact on the December 31, 1996 statutory financial statements of RIC and RPC. However, because the FDOI has not released the final results of their examination, Management cannot determine the materiality or dollar amount of adjustments, if any, to the December 31, 1996 statutory financial statements resulting from the FDOI's 1996 examinations of RIC and RPC. Management believes that any adjustments arising out of the statutory examinations of RIC and RPC will have no material impact on the accompanying GAAP financial statements.

     The Company historically met its cash requirements and financed its growth through cash flow generated from operations and borrowings. The Company's primary sources of cash flow from operations are premiums and investment income, and its cash requirements consist primarily of payment of losses and loss adjustment expenses, support of its operating activities including various reinsurance agreements and managed care programs and services, capital surplus needs for its insurance subsidiaries, and other general and administrative expenses.


(20) PROPOSED SALE TO ZENITH INSURANCE COMPANY ("ZENITH")

     On June 17, 1997, RISCORP and certain of its subsidiaries entered into an Asset Purchase Agreement for the sale of substantially all of the assets and the assumption of certain liabilities of RISCORP and its subsidiaries to Zenith in exchange for cash. The Asset Purchase Agreement was amended on June 26, 1997 and July 11, 1997. The purchase price for the net assets of RISCORP and its subsidiaries to be acquired by Zenith is undetermined at this time but will be based on the GAAP Statement of Transferred Assets and Transferred Liabilities as of the closing date. The Statement of Transferred Assets and Transferred Liabilities is required to be prepared by RISCORP and audited by RISCORP's independent accountants within 70 days from the closing date. It is expected that this pending transaction will transfer primarily all of the assets, liabilities and operations of the Company to Zenith, leaving the Company with the minimum required capital and surplus to maintain its various state licenses and no continuing insurance operations. RISCORP has scheduled a special meeting of shareholders to be held on March 26, 1998 for the purpose of voting upon the proposal to approve and adopt the Asset Purchase Agreement. Assuming the shareholders approve the Purchase Agreement on March 26, 1998, the parties expect the transaction to close on April 1, 1998.

                   RISCORP, INC. AND SUBSIDIARIES

(21) ADJUSTMENTS MADE IN THE FOURTH QUARTER

   As described below, the Company made certain adjustments in the fourth quarter of 1997 which have been included in the accompanying December 31, 1997 financial statements. The impact of the fourth quarter adjustments described below was an increase of $0.3 million to 1997 income before income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     In the fourth quarter of 1997, the Company completed a detailed review of the composition of the December 31, 1997 premium receivables balance in connection with the determination of the allowance for doubtful accounts. This analysis was the continuation of the analysis performed in connection with the determination of the 1996 allowance for doubtful accounts discussed below. As a result of this analysis, an increase of $4.4 million was recorded in the allowance for doubtful accounts to increase the allowance for doubtful accounts to $21.4 million.

     In addition, the allowance for doubtful accounts was reduced by $14.4 million in the fourth quarter as a result of write-offs of bad debts of $14.4 million. This adjustment had no effect on the accompanying statements of income.

PROPOSED LITIGATION SETTLEMENTS

     As more fully discussed in Note 19, the Company negotiated settlements of three lawsuits during December 1997 and January 1998. As a result of these proposed settlements, the Company recognized an expense in the fourth quarter of $13.1 million, net of estimated insurance proceeds, in the accompanying financial statements as of December 31, 1997.

INVOLUNTARY POOLS

     During 1996, RISCORP expanded its workers' compensation business into Alabama, Georgia, Kansas, North Carolina, South Carolina and Virginia primarily as a result of the acquisition of Atlas Insurance Company (see Note 3). The National Council on Compensation Insurance, Inc. ("NCCI") is the administrator for the National Workers' Compensation Reinsurance Pool ("POOL") for the above states.

     On January 9, 1998, the NCCI notified RISCORP of its proportionate share of POOL results through September 30, 1997, and RISCORP recorded the information received from the NCCI in the fourth quarter of 1997. The impact of recording the information was an increase of earned premiums of $11.6 million, increases in loss and loss adjustment expenses of $8.9 million and increases in commissions, general and administrative expenses of $5.0 million.

FAVORABLE RESERVE DEVELOPMENT

     During the fourth quarter of 1997, the Company completed a detailed analysis of its loss and loss adjustment expense reserves in connection with the determination of the December 31, 1997 loss and loss

                     RISCORP, INC. AND SUBSIDIARIES
adjustment expense reserves. This analysis, combined with favorable development experienced in the fourth quarter of 1997, resulted in an overall reduction of the loss and loss adjustment expense reserves of $12.2 million in the fourth quarter of 1997.

QUOTA SHARE CEDING COMMISSIONS

     The Company recognized $6.3 million of ceding commission income in the fourth quarter of 1997 primarily resulting from the impact of the decrease in loss and loss adjustment expense reserves discussed above. Ceding commission income is recorded as a reduction of commissions, general and administrative expenses in the accompanying financial statements.

STOCK OPTIONS

     In the fourth quarter of 1997, the Company terminated all stock options previously granted under its stock option plan. As a result of the termination of the stock options, the Company reversed $1.6 million of compensation expense that had previously been recorded on the stock options granted by the Company.




     As described below, the Company made certain adjustments in the fourth quarter of 1996 which have been included in the accompanying December 31, 1996 financial statements. The impact of the fourth quarter adjustments described below was a reduction of $11.5 million to 1996 income before income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company completed a detailed review of the composition of the December 31, 1996 premium receivables balance in 1997, in connection with the determination of the allowance for doubtful accounts as of December 31, 1996. As a result of this analysis, an increase of $7.7 million was recorded in the allowance for doubtful accounts in the fourth quarter of 1996 to increase the allowance for doubtful accounts to $17.0 million.

GOODWILL

     As more fully discussed in Note 2(i) and Note 3, during the first quarter of 1997, it became evident that the goodwill recorded at the date of the RISC and IAA acquisition could not be fully recovered from the profitability of the workers' compensation business that was currently under contract. The Company performed an analysis of the carrying value of the goodwill recorded in connection with this acquisition and recognized an impairment loss of $2.8 million in the fourth quarter of 1996. This impairment loss was recorded as a component of depreciation and amortization in the Company's Consolidated Statement of Income for the year ended December 31, 1996. Remaining unamortized goodwill related to IAA was $8.5 million at December 31, 1996.

                    RISCORP, INC. AND SUBSIDIARIES

LITIGATION EXPENSES

     As discussed in Note 19, in the fourth quarter of 1996, the Company recorded a provision of $1.0 million for payment of fines and other costs related to the RMS matter. This provision was included in the Company's Consolidated Statement of Income for the year ended December 31, 1996.

(22) EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS'
     REPORT

     On March 26, 1998, RISCORP, Inc. held a Special Meeting of Shareholders for the purpose of voting upon the proposal to approve and adopt the Asset Purchase Agreement. The shareholders approved the Asset Purchase Agreement on March 26, 1998, the transaction closed on April 1, 1998 (the "Closing Date") and, on that date, RISCORP, Inc. and its subsidiaries (collectively, "RISCORP") ceased substantially all of its former business operations.

     On June 8, 1998, RISCORP's representatives, in accordance with the Asset Purchase Agreement, delivered to Zenith an audited statement of Transferred Assets and Transferred Liabilities as of the Closing Date (the "Proposed Business Balance Sheet").

                     UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following unaudited combined condensed pro forma balance sheet estimates the pro forma effect of the acquisition as if the acquisition and the transactions contemplated in the Asset Purchase Agreement had been consummated on December 31, 1997. The following unaudited combined condensed pro forma statement of operations estimates the pro forma statement of operations based on the pro forma effects of the acquisition as if such acquisition had occurred on January 1, 1997. The pro forma adjustments are described in the following notes and are based upon available information and certain assumptions that Zenith believes are reasonable. The pro forma data may not be indicative of the results of operations and financial position of Zenith, as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. The information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Zenith previously filed in Zenith's Form 10-K for the year ended December 31, 1997, the Proxy Statement of RISCORP, Inc. dated March 3, 1998 and the historical consolidated financial statements and accompanying notes of RISCORP, Inc. for the year ended December 31, 1997 contained herein.

The final purchase price will be the difference between the book value of the assets purchased and the book value of the liabilities assumed by Zenith Insurance as of April 1, 1998, each determined in accordance with United States generally accepted accounting principles and actuarial principles consistently applied. The final purchase price is subject to audit and a dispute resolution process, and cannot be determined at this time. Consequently, the final purchase price may differ materially from the amount of derived purchase price reflected in the pro forma combined condensed balance sheet presented.

                      ZENITH NATIONAL INSURANCE CORP. AND SUBSIDIARIES
                         PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   DECEMBER 31, 1997
                                       (Unaudited)

                                                                         RISCORP
                                                         -----------------------------------------
                                                                                      Assets and
                                            Zenith                                  Liabilities to                        Pro forma
(In thousands)                            Historical     Historical    Adjustments   be Purchased     Adjustments         Zenith
----------------------------------------------------------------------------------------------------------------------------------
                                             (a)            (b)            (c)        (b)+(c)=(d)       (e)             (a)+(d)+(e)

ASSETS
Cash and investments                       $892,477       $253,634                      $253,634      ($176,629)(2),(3)   $969,482
Premiums receivable                          72,813        100,183                       100,183                           172,996
Receivable from reinsurers, state trust
     funds, and prepaid reinsurance
     premiums                               106,067        259,445                       259,445                           365,512
Intangible assets                             7,001         15,286                        15,286         (9,802)(3)         12,485
Other assets                                173,798        121,102       ($39,782)(1)     81,320          1,744(3)         256,862
                                         -----------------------------------------------------------------------------------------
     TOTAL ASSETS                        $1,252,156       $749,650       ($39,782)      $709,868      ($184,687)        $1,777,337
                                         -----------------------------------------------------------------------------------------
                                         -----------------------------------------------------------------------------------------
LIABILITIES
Unpaid loss and loss adjustment expenses   $613,266       $437,038                      $437,038                        $1,050,304
Unearned premiums                           128,469         56,324                        56,324                           184,793
Senior notes payable                         74,474                                                                         74,474
Other liabilities                            74,081         92,755       ($38,135)(1)     54,620       ($22,801)(2),(3)    105,900
                                         -----------------------------------------------------------------------------------------
     TOTAL LIABILITIES INCLUDING
       PURCHASED LIABILITIES                890,290        586,117        (38,135)       547,982        (22,801)         1,415,471

DERIVED PURCHASE PRICE                                                    161,886        161,886       (161,886)(4)
                                         -----------------------------------------------------------------------------------------
     TOTAL LIABILITIES INCLUDING PURCHASE
       PRICE PAYABLE                       $890,290       $586,117       $123,751       $709,868      ($184,687)        $1,415,471
                                         -----------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Common stock                                $24,681           $364          ($364)(1)                                      $24,681
Additional paid-in capital                  264,098        135,974       (135,974)(1)                                      264,098
Retained earnings                           186,268         25,195        (25,195)(1)                                      186,268
Net unrealized appreciation on investments    9,332          2,001         (2,001)(1)                                        9,332
                                         -----------------------------------------------------------------------------------------
                                            484,379        163,534       (163,534)                                         484,379
Less treasury stock at cost                (122,513)            (1)             1 (1)                                     (122,513)
                                         -----------------------------------------------------------------------------------------
     TOTAL STOCKHOLDERS' EQUITY             361,866        163,533       (163,533)                                         361,866
                                         -----------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY              $1,252,156       $749,650       ($39,782)      $709,868      ($184,687)        $1,777,337
                                         -----------------------------------------------------------------------------------------
                                         -----------------------------------------------------------------------------------------


                                        F-46

The accompanying notes are an integral part of the pro forma combined condensed financial statements.

                         ZENITH NATIONAL INSURANCE CORP. AND SUBSIDIARIES
                       PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                              FOR THE YEAR ENDED DECEMBER 31, 1997
                                          (Unaudited)

                                                                         RISCORP
                                                         -----------------------------------------
                                                                                      Revenues
                                            Zenith                                   and Expenses                       Pro forma
(In thousands)                            Historical     Historical    Adjustments     Remaining      Adjustments         Zenith
----------------------------------------------------------------------------------------------------------------------------------
                                             (a)            (b)            (c)        (b)+(c)=(d)       (e)             (a)+(d)+(e)

CONSOLIDATED REVENUES:
Premiums earned                               $488,721      $179,729                      $179,729                      $668,450
Fees and other income                                         20,369                        20,369       ($10,344)(5)     10,025
Net investment income                           52,332        16,447                        16,447         (9,713)(6)     59,066
Realized gains on investments                   14,008         1,546                         1,546         (1,546)(7)     14,008
Real estate sales                               45,419                                                                    45,419
                                         ---------------------------------------------------------------------------------------
     Total revenues                            600,480       218,091                       218,091        (21,603)       796,968

EXPENSES:
Loss and loss adjustment expenses incurred     348,165       123,362                       123,362                       471,527
Policy acquisition costs                        92,213                                                                    92,213
Other underwriting and operating expenses       67,953        74,924       ($13,000)(10)    61,924           (700)(5)    129,177(11)
Amortization of intangible assets                  405         3,300                         3,300         (3,026)(8)        679
Real estate construction and operating costs    44,286                                                                    44,286
Interest expense                                 3,980         1,919                         1,919         (1,919)(2)      3,980
                                         ---------------------------------------------------------------------------------------
     Total expenses                            557,002       203,505        (13,000)       190,505         (5,645)       741,862

Income before federal income tax expense        43,478        14,586         13,000         27,586        (15,958)        55,106
Federal income tax expense                      15,378         7,300          4,598(1)      11,898         (7,783)(9)     19,493
                                         ---------------------------------------------------------------------------------------
NET INCOME                                     $28,100        $7,286        $ 8,402        $15,688        ($8,175)       $35,613
                                         ---------------------------------------------------------------------------------------
                                         ---------------------------------------------------------------------------------------

Net income per common share                      $1.59                                                                     $2.01
Net income per common share - assuming dilution  $1.57                                                                     $1.99

Weighted average common shares outstanding      17,716                                                                    17,716
Weighted average common shares outstanding
  - assuming dilution                           17,886                                                                    17,886


                                        F-47

The accompanying notes are an integral part of the pro forma combined condensed financial statements.

                  ZENITH NATIONAL INSURANCE CORP. AND SUBSIDIARIES
             NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                 DECEMBER 31, 1997


Adjustments to the pro forma combined condensed balance sheet to give effect to the acquisition as of December 31, 1997 are summarized below.

(1) Represents assets, liabilities and stockholders' equity to be retained by RISCORP, Inc. in accordance with the purchase agreement including deferred tax asset, certain prepaid expenses, other receivables, net litigation accruals, certain payables and others.

(2) Represents payments related to the acquisition, including the derived purchase price of approximately $161.9 million and the immediate repayment of $15 million note payable to a quota share reinsurer assumed from RISCORP.

(3) Represents change in intangible assets as a result of eliminating RISCORP's goodwill of $15.3 million, net assets in excess of cost of business acquired of $5.7 million, and $8.6 million of deferred acquisition cost and offsetting deferred ceding commission of $10.7 million; increasing building property by approximately $2.0 million to record its estimated fair market value; recording the excess of the cost over the fair value of the assets and liabilities purchased from RISCORP of approximately $2.7 million; and direct transaction costs associated with the acquisition of $2.8 million (reclassified from other assets).

(4) Represents derived purchase price based upon reported assets and liabilities as of December 31, 1997. Actual purchase price will be based upon balances at the closing date of April 1, 1998 subject to an audit and a dispute resolution process with a $35.0 million minimum purchase price. The actual purchase price may differ materially from this derived amount presented.

                 ZENITH NATIONAL INSURANCE CORP. AND SUBSIDIARIES
            NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


Adjustments to the pro forma combined condensed statement of operations to give effect to the acquisition as of January 1, 1997 are summarized below.

(5) Represents non-recurring income and related expense from service fee agreements terminated by RISCORP prior to closing the Asset Purchase Agreement.

(6) Represents foregone investment income at 6% per year on the derived purchase price of approximately $161.9 million.

(7) RISCORP's net realized gains on investments, a non-recurring item, have been reduced to zero.

(8) RISCORP's historical goodwill amortization is eliminated, and the amortization of intangible assets of approximately $5.5 million from purchase accounting for the acquisition using straight-line basis over 20 years is recognized.

(9)  Represents the tax effect of adjustments.

(10) Represents a $13.0 million expense recognized in 1997 in connection with the proposed settlement of RISCORP, Inc.'s securities class action lawsuit.

(11) Includes RISCORP's significant amount of legal, audit and consulting fees which are probably non-recurring.

                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ZENITH NATIONAL INSURANCE CORP.


Dated:  June 12, 1998              By: /s/ Fredricka Taubitz
                                       ---------------------
                                       Name:   Fredricka Taubitz
                                       Title:  Executive Vice President and
                                               Chief Financial Officer